MASTER REPURCHASE AGREEMENT

Between

UBS REAL ESTATE SECURITIES INC., as Buyer

and

RAIT FINANCE I, LLC, as Seller

Dated as of September 20, 2006
TABLE OF CONTENTS

Page

1.	APPLICABILITY

2.	DEFINITIONS

3.	INITIATION; TERMINATION

4.	MARGIN AMOUNT MAINTENANCE

5.	INCOME PAYMENTS

6.	REQUIREMENTS OF LAW

7.	TAXES.

8.	SECURITY INTEREST

9.	PAYMENT, TRANSFER AND CUSTODY

10.	HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

11.	SELLER REPRESENTATIONS

12.	COVENANTS OF SELLER

13.	EVENTS OF DEFAULT

14.	REMEDIES

15.	INDEMNIFICATION AND EXPENSES

16.	RECORDING OF COMMUNICATIONS

17.	SINGLE AGREEMENT

18.	NOTICES AND OTHER COMMUNICATIONS

19.	ENTIRE AGREEMENT; SEVERABILITY; MODIFICATIONS

20.	NON-ASSIGNABILITY

21.	TERMINABILITY

22.	GOVERNING LAW

23.	SUBMISSION TO JURISDICTION; WAIVERS

24.	NO WAIVERS, ETC.

25.	SERVICING

26.	INTENT

27.	PERIODIC DUE DILIGENCE REVIEW

28.	BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT

29.	MISCELLANEOUS

30.	CONFIDENTIALITY

31.	CONFLICTS

32.	SET-OFF

EXHIBITS

SCHEDULE 1 Representations and Warranties Re: Mortgage Loans

EXHIBIT I EXHIBIT II EXHIBIT III EXHIBIT IV EXHIBIT V EXHIBIT VI EXHIBIT VII EXHIBIT VIII EXHIBIT IX	Transaction Request
Seller Asset Schedule Fields
Form of Opinion Letter
UCC Filing Jurisdictions
Form of Account Agreement
Distribution Worksheet
Form of Servicer Notice
Form of Section 7 Certificate
Form of Escrow Agreement

MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of September 20, 2006, between RAIT FINANCE I, LLC, a Delaware limited liability company, and UBS REAL ESTATE SECURITIES INC., a Delaware corporation.

1.	APPLICABILITY

From time to time the Buyer is prepared to consider entering into transactions in which Seller agrees to transfer to Buyer Mortgage Loans and Mezzanine Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans and Mezzanine Loans on demand by Buyer or at a date certain not later than 364 days after the date of transfer, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement, unless otherwise agreed in writing.

2.	DEFINITIONS

As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa). Terms otherwise not defined herein shall have the meanings assigned thereto in the Custodial Agreement.

“Accepted Servicing Practices” The procedures that the Servicer follows in the servicing and administration of, and in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer services and administers, loans similar to the Eligible Assets, and giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers and with a view to the maximization of timely recovery of principal and interest on the Eligible Assets but without regard to:

(i) any relationship that the Servicer, any subservicer or any Affiliate of the Servicer or any subservicer may have with any borrower or any Affiliate of any Borrower;

(ii) the Servicer’s or any subservicer’s obligations to make Servicing Advances with respect to the Eligible Assets; or

(iii) the Servicer’s or any subservicer’s right to receive compensation for its services under any servicing agreement or with respect to any particular transaction.

“Account Agreement” shall mean a letter agreement among Seller, Servicer, Buyer, and the Bank substantially in the form of Exhibit V attached hereto.

“Act of Insolvency” shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Affiliated Hedge Counterparty” The Buyer, or any Affiliate of the Buyer, in its capacity as a party to any Interest Rate Protection Agreement with the Seller, or any Affiliate of the Seller.

“Agreement” shall mean this Master Repurchase Agreement, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

“ALTA” The American Land Title Association.

“Allocated Underlying Debt” With respect to an Underlying Mortgaged Property, any senior or pari passu Indebtedness secured directly or indirectly by such Underlying Mortgaged Property, including, without limitation, any preferred equity interest or mezzanine debt that is senior to, or pari passu with, the related Eligible Asset in right of payment or priority.

“Asset Schedule and Exception Report” shall have the meaning assigned thereto in the Custodial Agreement.

“Asset Value” shall mean as of any date of determination with respect to each Eligible Asset, the lesser of (a) the Purchase Percentage applicable to such Eligible Asset multiplied by the lesser of (x) the Market Value of such Eligible Asset as of such date and (y) the Seller Price and (b) the outstanding principal balance of such Eligible Asset as of such date; provided, that, the following additional limitations on Asset Value shall apply:

(1) after giving effect to any requested Transaction, the aggregate Asset Value of all Mezzanine Loans owned hereunder by Buyer as of such date of determination may not exceed the Mezzanine Sub-Limit at any time; and

(2) the Asset Value shall be deemed to be zero with respect to each Purchased Asset (i) in respect of which there is a breach of a representation and warranty set forth in Schedule 1 (assuming each representation and warranty is made as of the date the Asset Value is determined), (ii) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of twenty nine (29) calendar days (without regard to any applicable grace periods) or for which there is a non-monetary default under the related Mortgage Asset File Documents, (iii) which has not been repurchased by Seller by the earlier to occur of (A) the Termination Date and (B) the 180th day after the date on which it is first purchased by Buyer, (iv) which has been released from the possession of Custodian under the Custodial Agreement for a period in excess of ten (10) calendar days, (v) in the case of a Table-Funded Mortgage Asset, in respect of which the complete Mortgage Asset File has not been delivered to the Custodian in accordance with the terms of this Agreement and the Custodial Agreement on the second Business Day following the Purchase Date, or (vi) which is determined by Buyer in good faith not to be an Eligible Asset.

“Assignment of Leases” With respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Underlying Mortgaged Property is located to reflect the assignment of leases.

“Assignment of Mortgage” With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Underlying Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

“Bailee” The title company or settlement attorney involved with the transactions, which party shall be acceptable to the Buyer in its sole discretion,

“Bailee Agreement” A Bailee Agreement substantially in the form of Annex 13 to the Custodial Agreement.

“Bailee’s Trust Receipt” A Trust Receipt in the form of Attachment to the Bailee Agreement.

“Bank” shall mean The Bancorp Bank, a Delaware charter state member bank, and its successors in interest, or such other depository institution as may be acceptable to Buyer in its sole discretion exercised in good faith, and their respective successors in interest.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Basic Mortgage Documents” The meaning specified in the Custodial Agreement.

“Borrower Reserve Payments” Any payments made by a borrower under the applicable Mortgage Loan Documents or Mezzanine Loan Documents, as applicable, which, pursuant to the terms of such Mortgage Loan Documents or Mezzanine Loan Documents, as applicable, are required to be deposited into escrow or into a reserve to be used for a specific purpose (e.g., tax and insurance escrows) or amounts that are designated for specific purposes other than payments of debt service or other amounts due to Seller, such as, without limitation, payment of property related expenses or, in the case of a Mezzanine Loan, debt service payments on the indebtedness senior to such Mezzanine Loan.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banks in the State of New York (or state in which any of Custodian, Seller or Buyer is located) is authorized or obligated by law or executive order to be closed.

“Buyer” shall mean UBS Real Estate Securities Inc., a Delaware corporation, its successors in interest and assigns and, with respect to Section 7, its participants.

“Capital Stock” Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

“Cash” shall mean all cash and Cash Equivalents, as shown on the balance sheet of Seller prepared in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“CDO Transaction” shall mean the issuance of collateralized debt obligations for which Buyer or an Affiliate is an underwriter and the collateral is comprised of the Purchased Assets.

“Class” shall mean either Mortgage Loan or Mezzanine Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean the account established by the Bank subject to an Account Agreement, into which all Income shall be deposited by the Servicer.

“Commerce Bank Facility” shall mean that certain Loan and Security Agreement, dated December 29, 2005, as may be amended from time to time, between RAIT Partnership, L.P. and Commerce Bank, N.A., and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with Seller within the meaning of Section 4001 of ERISA or is part of a group which includes Seller and which is treated as a single employer under Section 414 of the Code.

“Confirmation” shall have the meaning specified in Section 3(c).

“Custodial Agreement” shall mean that custodial agreement, dated as of the date hereof, by and among Buyer, Seller and Custodian, as the same shall be modified and supplemented and in effect from time to time.

“Custodial Identification Certificate” shall have the meaning assigned thereto in the Custodial Agreement.

“Custodian” shall mean LaSalle Bank National Association, a national banking association, and its successors in interest, as custodian under the Custodial Agreement, and any successor Custodian under the Custodial Agreement.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Distribution Worksheet” means a worksheet setting forth the amounts and recipients of remittances to be made on the next succeeding Payment Date, substantially in the form of Exhibit VI.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 27 with respect to any or all of the Mortgage Loans or Mezzanine Loans, as desired by Buyer from time to time.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution). Any document that requires signature that is delivered by Electronic Transmission via email that includes the sender’s name shall satisfy such signature requirement so long as no record of insufficient delivery is received; provided that with respect to Electronic Transmissions from Buyer to Seller, such Electronic Delivery must be addressed to each of kfrappier@raitinvestmenttrust.com, jsalmon@tabernacapital.com and rlicht@tabernacapital.com.

“Eligible Asset” shall mean a Mortgage Loan or Mezzanine Loan, (i) as to which the representations and warranties in Schedule 1 attached hereto are true and correct, (ii) the Underlying Mortgaged Property for which is included in the categories for Types of Mortgaged Property, (iii) is not a construction loan or construction note of any sort; provided that, for the purposes of this definition, with the consent of the Buyer, the funded portion of any loan made to renovate or rehabilitate an existing building shall not be deemed a construction loan, (iv) has been approved by Buyer in its sole discretion, (v) in the case of a Mortgage Loan, is evidenced by an original Mortgage Note, (vi) will not cause the Seller to violate the Sub-Limit requirements of this Agreement; (vii) with respect to each Mortgage Loan, has an LTV not in excess of 90.0%, (viii) with respect to each Mezzanine Loan, has an LTV not in excess of 90.0% and (x) with respect to each Mortgage Loan, has a maximum Purchase Price of $75,000,000.

“Eligible Investments” shall mean any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Payment Date in each month (or such other date as permitted under this Agreement):

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short term rating category or one of its two highest long term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 20% of the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v) commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short term rating category;

(vi) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(vii) any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment rated in the highest rating category by each Rating Agency;

provided, however, that (a) any such instrument shall be acceptable to the Rating Agencies, and (b) no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

“Environmental Laws” Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

“Escrow Agreement” shall mean an escrow agreement substantially in the form of Exhibit IX attached hereto.

“Eurodollar Period” shall mean, with respect to any Transaction, (i) initially, the period commencing on the Purchase Date with respect to such Transaction and ending on but excluding the earlier of the related Repurchase Date or Payment Date in the next succeeding month, and (ii) thereafter, each period commencing on the Payment Date of a month and ending on but excluding the earliest of the related Repurchase Date, the Payment Date of the next succeeding month or the Termination Date.

“Eurodollar Rate” shall mean, with respect to each Eurodollar Period a Transaction is outstanding (and reset on each Payment Date), the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR at or about 9:00 a.m., New York City time, on the first day of such Eurodollar Period (and if such date is not a Business Day, the Eurodollar Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the average rate per annum at which three mutually acceptable banks are offered Dollar deposits at or about 8:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of thirty (30) days and in an amount comparable to the amount of the Transactions to be outstanding on such day. The Eurodollar Rate shall be reset by Buyer as described above and Buyer’s determination of Eurodollar Rate shall be conclusive upon the parties absent manifest error on the part of Buyer.

“Event of Default” has the meaning specified in Section 12.

“Excluded Taxes” has the meaning specified in Section 7(e).

“Existing Financing Facilities” shall mean the Key Bank Facility, the M&I Bank Facility and the Commerce Bank Facility.

“Fitch” shall mean Fitch, Inc., or its successor in interest.

“Foreclosed Loan” A Eligible Asset with respect to which the Underlying Mortgaged Property has been foreclosed upon by the Seller.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over Seller, any of its Subsidiaries or any of their properties.

“Ground Lease” A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Effective Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well another Person, to purchase assets, goods, securities or services, or to agree to take-or-pay arrangement or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, or other principal and interest advances made in the ordinary course of servicing the Mortgage Loans or Mezzanine Loans. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean RAIT Investment Trust, a Maryland trust and its successors in interest.

“Income” shall mean, with respect to any Eligible Asset at any time, all collections and proceeds on or in respect of the Eligible Asset, including, without limitation, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by Servicer. Income shall not include any Borrower Reserve Payments.

“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others Guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; and (i) Capital Lease Obligations of such Person.

“Interest Rate Protection Agreement” With respect to any or all of the Eligible Assets, any futures contract, options related contract, short sale of US Treasury securities or any interest rate swap, cap, floor or collar agreement or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies and the terms of which are acceptable to Buyer in its sole discretion.

“Initial Termination Date” shall mean the later of November 1, 2006 or the date occurring two months from the Effective Date hereunder.

“Key Bank Facility” shall mean that certain Revolving Credit Agreement, dated October 24, 2005, as may be amended from time to time, among RAIT Investment Trust, RAIT Partnership, L.P., the Lenders named therein, Key Bank National Association as administrative agent, Bank of America, N.A., as syndication agent and Key Bank Capital Markets as sole lead arranger, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

“Late Payment Fee” has the meaning specified in Section 5(b).

“Lien” Any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan-to-Value Ratio” or “LTV” With respect to any Eligible Asset, at the time of determination, the ratio of (a) the outstanding principal amount of such Eligible Asset at such time plus the amount of any Allocated Underlying Debt for such Eligible Asset at such time (including any prepayment premiums and assumption fees) to (b) the market value of the related Underlying Mortgaged Property at such time, as determined by reference to a third-party appraisal, meeting the standards required by FIRREA, of such Underlying Mortgaged Property (which appraisal may, at the election of Buyer, be the appraisal in place at the time such Eligible Asset is sold to Buyer hereunder), as such determination of market value may be adjusted by Buyer in its sole discretion.

“M&I Bank Facility” shall mean that certain First Amended and Restated Credit and Security Agreement, dated February 27, 2006, as may be amended from time to time, between RAIT Partnership, L.P. and M&I Marshall & Ilsley Bank, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

“Margin Base” shall mean the aggregate Asset Value of all Purchased Assets which are Eligible Assets.

“Margin Deficit” has the meaning specified in Section 4.

“Market Value” shall mean, as of the Purchase Date or, as set forth in the last sentence of this paragraph, such later date, in respect of any Eligible Asset and any related Interest Rate Protection Agreements, the price at which such Eligible Asset and any related Interest Rate Protection Agreements could readily be sold as determined in Buyer’s sole discretion, which price may be determined to be zero. Buyer’s determination of Market Value shall be conclusive upon the parties absent manifest error on the part of Buyer. Buyer shall determine the Market Value of each Eligible Asset and any related Interest Rate Protection Agreements on or prior to the Purchase Date. On any date after (a) with respect to Mezzanine Loans or Mortgage Loans that pay a fixed rate of interest, the earlier of (i) Initial Termination Date or (ii) the date Buyer determines in its sole discretion that the Market Value of any Purchased Asset has declined by 5% or more since the Market Value on the initial Purchase Date, or (b) with respect to Mezzanine Loans or Mortgage Loans that pay a floating rate of interest, the Initial Termination Date, Buyer shall have the right, exercised in its sole discretion, to redetermine the Market Value of any Eligible Asset or Purchased Asset and any related Interest Rate Protection Agreements on any day.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations or financial condition of Seller or Guarantor, (b) the ability of either Seller or Guarantor to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of Buyer under any of the Repurchase Documents, (e) the timely payment of any amounts payable under the Repurchase Documents, or (f) the Asset Value or liquidity of the Purchased Assets.

“Materials of Environmental Concern” Any toxic mold, any petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

“Maximum Amount” shall mean $160,000,000.

“Mezzanine Loan” A performing mezzanine loan secured by pledges of all the Capital Stock of a Mortgagor that directly or indirectly owns income producing commercial real estate which is a Type of Mortgaged Property, taking into account, in the calculation of the LTV of such Mezzanine Loan, any reserves established for payment of interest, and taking into account any senior or pari passu Indebtedness secured directly or indirectly by the applicable Underlying Mortgaged Property, including, without limitation, any preferred equity interest or mezzanine debt that is senior to, or pari passu with, the related Eligible Asset in right of payment or priority.

“Mezzanine Note” The original executed promissory note or other evidence of Mezzanine Loan indebtedness.

“Mezzanine Sub-Limit” shall mean, as of any date of determination, an amount equal to 35% of the aggregate balance of all Transactions outstanding, subject to a maximum amount of $70,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage” Each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File” shall have the meaning assigned thereto in the Custodial Agreement.

“Mortgage Asset File Documents” The meaning specified in the Custodial Agreement.

“Mortgage Loan” shall mean a performing first priority commercial real estate whole loan or an A note, which whole loan or A note includes, without limitation, (i) a Mortgage Note and related Mortgage, and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage, subject, in the case of any A note, to a related intercreditor agreement, which whole loan or A note Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement. The whole loan or the whole loan related to such A note LTV must take into account any reserves established for payment of interest, and any senior or pari passu Indebtedness secured directly or indirectly by the applicable Underlying Mortgaged Property, including, without limitation, any preferred equity interest or mezzanine debt that is senior to, or pari passu with, the related Eligible Asset in right of payment or priority.

“Mortgage Note” The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property” The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mezzanine Note or a Mortgage Note.

“Mortgagee” The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor” The obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller, Guarantor or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” shall mean, with respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Non-Excluded Taxes” has the meaning specified in Section 7(a) hereof.

“Non-Exempt Buyer” has the meaning specified in Section 7(e) hereof.

“Other Taxes” has the meaning specified in Section 7(b) hereof.

“Payment Calculation Date” shall mean the date two Business Days prior to the Payment Date.

“Payment Date” shall mean the 1st day of each month or if such day is not a Business Day, then the next Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Periodic Advance Repurchase Payment” has the meaning specified in Section 5(g).

“Permitted Liens” Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, and (b) Liens granted pursuant to or by the Repurchase Documents.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean an employee benefit or other plan established or maintained by any Seller, Guarantor or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-Default Rate” shall mean, in respect of any day any amount under this Agreement or any other Repurchase Document remains unpaid when due to Buyer at the stated Repurchase Date or otherwise when due (a “Post-Default Day”), a rate per annum on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the Eurodollar Rate applicable to such Transaction on such Post-Default Day plus 5% per annum.

“Price Differential” means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the related Eurodollar Period.

“Pricing Rate” shall mean with respect to any Class of Eligible Assets and any date of determination a rate per annum equal to the sum of (a) the Eurodollar Rate applicable on such date plus (b) the Pricing Spread for such Class applicable on such date.

“Pricing Spread” shall mean (i) at any time prior to the Initial Termination Date, 1.0% per annum, (ii) at any time thereafter through but not including the date that the CDO Transaction prices, an amount equal to 1.0% per annum plus an amount equal to the product of (a) 0.25% per annum and (b) the number of Payment Days occurring from and including the Initial Termination Date through and including the date of determination and (iii) on and after the date that the CDO Transaction prices, 1.0% per annum.

“Prime Rate” shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Agreement” Any purchase agreement by and between Seller and any third party, including without limitation, any Affiliate of Seller, pursuant to which Seller has purchased assets subsequently sold to Buyer hereunder.

“Purchase Date” shall mean the date on which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian).

“Purchase Percentage” shall mean (a) with respect to Mortgage Loans or Mezzanine Loans that pay a fixed rate of interest, 75% and (b) with respect to Mortgage Loans or Mezzanine Loans that pay a floating rate of interest, 80%.

“Purchase Price” shall mean on each Purchase Date, the sum of the price at which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian) which shall equal the Asset Value for such Purchased Assets on the Purchase Date.

“Purchased Assets” shall mean the Eligible Assets sold by Seller to Buyer in a Transaction.

“Purchased Items” has the meaning specified in Section 7.

“RAIT Guarantee” shall mean that certain guarantee, dated as of the date hereof, made by the Guarantor in favor of the Buyer, as may be amended from time to time

“Rating Agency” shall mean any of Fitch, Moody’s or S&P, or their respective successors designated by the Purchaser.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“REIT” shall mean a real estate investment trust, as defined in Section 856(a) of the Code.

“REO Property” Real property acquired by a Seller, including a Mortgaged Property acquired through foreclosure of a Eligible Asset or by deed in lieu of such foreclosure.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA or a successor provision thereof, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615 or one or more successor provision thereof.

“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer as specified in the related Confirmation including any date determined by application of the provisions of Sections 3 or 13; provided that in no event shall the Repurchase Date be in excess of 364 days after the Purchase Date.

“Repurchase Documents” shall mean this Agreement, the Custodial Agreement, the RAIT Guarantee and the Account Agreement, all Interest Rate Protection Agreements (if any), and all other documents or agreements executed in connection therewith.

“Repurchase Obligations” shall have the meaning specified in Section 8(b).

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer or its designee (including Custodian) to Seller upon termination of a Transaction, which will be determined in each case as of the date of such determination (including Transactions terminable upon demand) as (a) the sum of (i) the Purchase Price (ii) the Price Differential and (iii) any amounts which would be payable to (a positive amount) an Affiliated Hedge Counterparty under any related Interest Rate Protection Agreement if such Interest Rate Protection Agreement entered into by Seller were terminated on the date of determination, in each case as of the date of such determination, less (b) the sum of all cash, Income and Periodic Advance Repurchase Payments (including Late Payment Fees, if any) actually received by Buyer pursuant to Sections 5.

“Requirement of Law” As to any Person, the certificate of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the chief operating officer of such Person.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies Inc., and any successor thereto.

“Section 7 Certificate” has the meaning specified in Section 7 (e)(2) hereof.

“Security Agreement” With respect to any Eligible Asset, any contract, instrument or other document related to security for repayment or payment thereof (other than the related Mortgage and Mezzanine Note), executed by the Mortgagor or other applicable party (in the case of a Mezzanine Loan) and/or others in connection with such Eligible Asset, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

“Seller” shall mean RAIT Finance I, LLC a Delaware limited liability company, and its successors in interest.

“Seller Asset Schedule” shall mean the schedule of Eligible Assets setting forth the information set forth on Exhibit II.

“Seller-Related Obligations” With respect to the Seller, any obligations of the Seller hereunder and under any other arrangement between the Seller, Guarantor or an Affiliate of the Seller or Guarantor on the one hand and Buyer or an Affiliate of Buyer on the other hand (including, without limitation, any Interest Rate Protection Agreement entered into with any Affiliated Hedge Counterparty and all amounts, if any, anticipated to be paid to the Buyer by an Affiliated Hedge Counterparty, as provided for in the definition of Repurchase Price).

“Seller Price” With respect to any Eligible Asset at any time, an amount, as certified by Seller, equal to the price which Seller paid for such Eligible Asset as it may be reasonably marked down by Seller from time to time, including any loss/price adjustments, less an amount equal to the sum of all principal paydowns paid and realized losses or other write downs recognized relating to such Eligible Asset.

“Servicer” shall have the meaning specified in Section 25.

“Servicer Account” shall mean any account established by Servicer in connection with the servicing of the Purchased Assets.

“Servicer Notice” shall mean the notice from Seller to Servicer, substantially in the form of Exhibit VII attached hereto.

“Servicing Agreement” has the meaning specified in Section 25.

“Servicing File” With respect to each Eligible Asset, the file retained by Servicer consisting of originals of all documents in the Mortgage Asset File which are not delivered to a the Custodian and copies of all documents in the Mortgage Asset File set forth in Section 2 of the Custodial Agreement.

“Servicing Records” has the meaning specified in Section 25.

“Sub-Limit” shall mean the Mezzanine Sub-Limit.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Table-Funded Mortgage Asset” shall mean a Mortgage Loan or Mezzanine Loan that is an Eligible Asset which is sold to the Buyer simultaneously with the origination or acquisition thereof, which origination or acquisition, pursuant to the Seller’s request, is financed with the Purchase Price and paid directly to a title company or other settlement agent, in each case, approved in writing by the Buyer in its sole discretion, for disbursement to the parties entitled thereto in connection with such origination or acquisition. A Purchased Asset shall cease to be a Table-Funded Mortgage Asset after the Custodian has delivered a Trust Receipt to the Buyer certifying its receipt of the Mortgage Asset File therefor.

“Table Funded Trust Receipt” A Trust Receipt in the form of Annex 2 to the Custodial Agreement.

“Taxes” has the meaning specified in Section 7(a) hereof.

“Termination Date” shall mean the date the Initial Termination Date or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, as may be extended pursuant to Section 3(k).

“Transaction” has the meaning specified in Section 1.

“Transaction Request” means a request from Seller to Buyer, in the form attached as Exhibit I hereto, to enter into a Transaction, which may be delivered via Electronic Transmission.

“Transfer Documents” The documents executed by the Seller with respect to a Purchased Asset which transfer title to such Purchased Asset to the Buyer, including, without limitation, any Assignment of Mortgage and UCC–3 assignments.

“True Sale Opinion” A “true sale” opinion of outside counsel to Seller in form and substance satisfactory to Buyer.

“Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer confirming Custodian’s possession of certain Mortgage Asset Files which are held by Custodian for the benefit of Buyer or the registered holder of such trust receipt.

“Type” With respect to a Mortgaged Property, such Mortgaged Property’s classification as one of the following: (a) multifamily, (b) retail, (c) office, (d) industrial, (e) hotel, (f) mobile home parks or (g) self-storage facilities.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection and the priority of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection and the priority.

“UCC Financing Statement” A financing statement on Form UCC-1 or the proper national UCC form, naming Buyer as “Secured Party” and Seller as “Debtor” and describing the Purchased Items.

“Underlying Mortgage Loan” With respect to any Mortgage Loan or Mezzanine Loan, a mortgage loan made in respect of the related Underlying Mortgaged Property.

“Underlying Mortgaged Property” In the case of (a) a Mortgage Loan, the Mortgaged Property securing such Mortgage Loan and (b) a Mezzanine Loan, the Mortgaged Property that is held by the Person the Capital Stock of which is pledged as collateral security for such Mezzanine Loan.

“Underwriting Package” Any material internal document prepared by a Seller for its evaluation of a Eligible Asset, to include at a minimum the data required in the relevant Confirmation. In addition, with respect to any Eligible Asset, the Underwriting Package shall include, to the extent applicable, (i) a copy of an appraisal meeting the standards of FIRREA, (ii) an environmental report indicating no material environmental condition for which recommended reserves have not been established, (iii) a copy of the related property condition report, (iv) the current occupancy report (including tenant stack and rent roll), (v) a minimum of two (2) years of property level financial statements to the extent available, (vi) current financial statement of the sponsor of the obligor on the commercial mortgage loan, (vii) in the case of an Eligible Asset that is not a Table-Funded Mortgage Asset, a copy of the complete Eligible Asset File, (viii) in the case of each Eligible Asset that is a Table-Funded Mortgage Asset, (a) if such Eligible Asset is a Mortgage Loan, a copy of the related note, Mortgage, Assignment of Mortgage (if any), title policy (or binding commitment to issue a title policy if no title policy has been issued) for such Eligible Asset and evidence of any hazard, earthquake, terrorism and other insurance on the related Underlying Mortgaged Property and (b) if such eligible Asset is a Mezzanine Loan, with respect to a Eligible Asset consisting of a Mezzanine Loan, a copy of the related Mezzanine Note, a copy of the related pledge agreement, a copy of the related intercreditor agreement and copies of any assignments; (ix) any other financial analysis, site inspection, market studies, and any other diligence conducted by Seller, (x) an internal document or credit committee memorandum setting forth all material information actually known to Seller relating to the Eligible Asset and all related financial analysis, (xi) aging of all accounts receivable and accounts payable to the extent available and (xii) such further documents or information as Buyer may request in good faith.

3.	INITIATION; TERMINATION

(a)	Conditions Precedent to Initial Transaction. In the event Buyer chooses, in its sole discretion, to enter into a transaction pursuant to Section 3(c) below, Buyer’s obligation to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory in form and substance to Buyer and its counsel:

(1)	Master Repurchase Agreement. This Master Repurchase Agreement duly completed and executed by the parties thereto. In addition, Seller shall have taken such other action as Buyer shall have requested in good faith in order to perfect the security interests created pursuant to this Agreement, including filing of UCC financing statements in form and substance satisfactory to Buyer;

(2)	Custodial Agreement. The Custodial Agreement, duly executed and delivered by each party thereto. In addition, Seller shall have taken such other action as Buyer shall have requested in good faith in order to transfer the Purchased Assets pursuant to this Agreement;

(3)	Account Agreement. An Account Agreement, duly executed and delivered by the parties thereto;

(4)	Opinions of Counsel. An opinion or opinions of outside counsel to each of Seller and Guarantor, substantially in the form of Exhibit III;

(5)	Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each of Seller and Guarantor and of all corporate or other authority for Seller and Guarantor with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by Seller or Guarantor, as applicable, from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller or Guarantor, as applicable, to the contrary);

(6)	RAIT Guarantee. The RAIT Guarantee, duly executed and delivered by the Guarantor;

(7)	Consents and Waivers. Any and all consents and waivers required under the Existing Financing Facilities;

(8)	UCC Financing Statements. UCC Financing Statements in form and substance satisfactory to Buyer naming Seller as Debtor and Buyer as Secured Party and describing the Purchased Items;

(9)	Interest Rate Protection Agreements. Copies of any Interest Rate Protection Agreements, each certified as a true, correct and complete copy of the original;

(10)	Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with a letter attached thereto acknowledged by the applicable Servicer directing Servicer to remit all payments on account of the Purchased Assets directly to the Collection Account;

(11)	Servicing Notice. A Servicing Notice, duly executed by the parties thereto from each Servicer; and

(12)	Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b)	Conditions Precedent to all Transactions. In the event Buyer chooses, in its sole discretion, to enter into a transaction pursuant to Section 3(c) below, Buyer’s obligation to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(1)	Seller shall have delivered a Transaction Request via Electronic Transmission, a Seller Asset Schedule and an Underwriting Package in accordance with the procedures set forth in Section 3(c).

(2)	no Default or Event of Default shall have occurred and be continuing under the Repurchase Documents;

(3)	after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Maximum Amount;

(4)	both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 10, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(5)	after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Asset Value of all the Purchased Assets subject to outstanding Transactions;

(6)	subject to Buyer’s right to perform one or more Due Diligence Reviews pursuant to Section 27, Buyer shall have completed its due diligence review of the Underwriting Package for each Purchased Asset, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion;

(7)	with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date which is not serviced by Seller, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and Servicer;

(8)	Buyer shall have received (i) all fees and expenses of counsel to Buyer as contemplated by Section 15(b) and (ii) to the extent Seller is required hereunder to reimburse Buyer for such amounts, all reasonable costs and expenses incurred by Buyer in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with appraisal review and due diligence, recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder;

(9)	Buyer shall have approved, in its sole discretion, such Eligible Asset;

(10)	With respect to any Table-Funded Mortgage Asset, Buyer shall have received a duly executed Escrow Agreement;

(11)	With respect to each Eligible Asset which is a Table-Funded Mortgage Asset, the related Mortgage Asset File has been delivered to the Bailee in accordance with the terms of the related Bailee Agreement, and on or prior to the Purchase Date the Bailee shall have delivered to the Custodian (with a copy to the Buyer) the Purchase Date File and Bailee Trust Receipt and Certification in accordance with the terms of the related Bailee Agreement, the insured closing letter (if any), the escrow instructions (if any), a fully executed Bailee Agreement and such other evidence satisfactory to the Buyer in its discretion that all documents necessary to effect a transfer of the Purchased Assets to the Buyer have been delivered to Bailee;

(12)	none of the following shall have occurred and/or be continuing:

(A) in the good faith determination of Buyer an event or events shall have occurred resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans substantially similar to the Mortgage Loans, mezzanine loans substantially similar to the Mezzanine Loans or securities or an event or events shall have occurred in the good faith determination of Buyer resulting in Buyer not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) in the good faith determination of Buyer, an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans substantially similar to the Mortgage Loans or mezzanine loans substantially similar to the Mezzanine Loans or an event or events shall have occurred, in the good faith determination of Buyer, resulting in Buyer not being able to sell securities backed by mortgage loans or mezzanine loans at prices which would have been reasonable prior to such event or events;

(13)	With respect to each Eligible Asset that is not a Table-Funded Mortgage Asset, Buyer shall have received from Custodian on each Purchase Date an Asset Schedule and Exception Report, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day. With respect to each Table-Funded Mortgage Asset, the Buyer shall have received from the Custodian a Table-Funded Trust Receipt no later than 1:00 p.m. on the Purchase Date, which documents shall be acceptable to the Buyer in its sole discretion;

(14)	Buyer shall have received from Seller a Warehouse Lender’s Release Letter substantially in the form attached to the Custodial Agreement (or such other form acceptable to Buyer) or a Seller’s Release Letter substantially in the form attached to the Custodial Agreement (or such other form acceptable to Buyer) covering each Eligible Asset to be sold to Buyer;

(15)	prior to the purchase of any Eligible Asset acquired (by purchase or otherwise) by Seller from any third party other than RAIT Partnership, L.P. (“RAIT LP”), including without limitation, any Affiliate of Seller, Buyer shall have received a True Sale Opinion;

(16)	the Seller shall have assigned to the Buyer, all of the Seller’s rights under each Interest Rate Protection Agreement in respect of a Purchased Asset and no “termination event”, “event of default” or “potential event of default” (however denominated) shall have occurred and be continuing under any such Interest Rate Protection Agreement;

(17)	Buyer shall not have determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions;

(18)	Each Eligible Asset that is a Mortgage Loan has a Purchase Price in excess of $1,000,000; and

(19)	the Repurchase Date for such Transaction is not later than the Termination Date.

Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of the date of such purchase).

(c)	From time to time, in the sole discretion of Buyer, Buyer will purchase from Seller certain Eligible Assets that have been either originated by Seller or purchased by Seller from other originators. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

With respect to each Eligible Asset that is not a Table-Funded Mortgage Asset, Seller shall request a Transaction by delivering to Custodian and Buyer via Electronic Transmission a request in the form of Exhibit I attached hereto (a “Transaction Request”), a Seller Asset Schedule and the Underwriting Package. Such Transaction Request shall be delivered no later than 12:00 noon (eastern time) five (5) Business Days prior to the requested Purchase Date; provided, that if such delivery is made after 12:00 noon (eastern time) it shall be deemed to have been delivered on the next succeeding Business Day and the requested Purchase Date shall be deemed to be the date that is five (5) Business Days thereafter. Such Transaction Request shall describe the Purchased Assets in a Seller Asset Schedule and set forth (i) the proposed Purchase Date, (ii) the proposed Purchase Price, (iii) the proposed Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Purchase Percentages, (vi) the applicable Class or Classes for each Eligible Asset for which Seller is requesting the Transaction and (vii) additional terms or conditions not inconsistent with this Agreement. In the event the Seller Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat the Seller Asset Schedule or properly align the computer fields. The Seller shall hold Buyer harmless for such correction, reformatting or realigning, as applicable.

With respect to each Eligible Asset that is a Table-Funded Mortgage Asset, the Seller shall request a Transaction by delivering to the Buyer (or Bailee on its behalf) a Transaction Request (with a copy to the Custodian) via Electronic Transmission. Such Transaction Request shall be delivered no later than 12:00 noon (eastern time) five (5) Business Days prior to the requested Purchase Date (or in the case of a Table-Funded Asset that is a Mezzanine Loan, seven (7) Business Days) and it shall be accompanied by a Seller Asset Schedule and Underwriting Package; provided, that if such delivery is made after 12:00 noon (eastern time) it shall be deemed to have been delivered on the next succeeding Business Day and the requested Purchase Date shall be deemed to be the date that is five (5) Business Days (or in the case of a Table-Funded Asset that is a Mezzanine Loan, seven (7) Business Days) thereafter. Each such Transaction Request shall describe the Mortgage Assets proposed to be purchased, set forth (i) the proposed Purchase Date, (ii) the proposed Purchase Price, (iii) the proposed Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Purchase Percentages, (vi) the applicable Class or Classes for each Eligible Asset for which Seller is requesting the Transaction and (vii) additional terms or conditions not inconsistent with this Agreement. Any items in the Underwriting Package that have been changed or updated since the original date of delivery shall be delivered no later than 12:00 noon (eastern time) on the requested Purchase Date (or such later date as may be deemed to be the Purchase Date pursuant to the following sentence) to Bailee to be held in escrow on behalf of Buyer pending finalization of the Transaction; provided, that if such items are delivered after 12:00 noon (eastern time) on such requested Purchase Date, the Buyer may, in its sole discretion, decline to enter into the requested Transaction or may deem the Purchase Date to be the Business Day immediately following the date on which the Buyer (or Bailee on the Buyer’s behalf) received the complete Underwriting Package.

Unless otherwise agreed in writing, upon receipt of the Transaction Request, Buyer may, subject to its right to perform due diligence in accordance with Section 3(b)(6), in its sole discretion, agree to enter into the requested Transaction and such agreement shall be evidenced by a Confirmation to be delivered to Seller on the Purchase Date as described below. Buyer shall, if it determines in its sole discretion to consider entering into a requested Transaction, deliver a proposed draft confirmation to Seller no more than four (4) Business Days after the receipt of the complete Underwriting Package. Such draft confirmation shall be preliminary and set forth proposed terms that shall not be binding upon Buyer. The delivery of a preliminary draft confirmation shall in no event be deemed a determination by Buyer to enter into any proposed Transaction.

On each Purchase Date, Buyer shall forward to Seller a final confirmation (a “Confirmation”) by Electronic Transmission setting forth with respect to each Transaction to be funded on such date, (1) the loan number, (2) the Purchase Price for such Purchased Assets, (3) the Market Value of the related Eligible Assets as of the date of such Confirmation, (4) the outstanding principal amount of the related Eligible Assets, (5) the Repurchase Date, (6) the Pricing Rate and (7) the Class designations of such Purchased Assets. Buyer shall forward to Seller a revised Confirmation by Electronic Transmission notifying Seller as to any changes made by Buyer in the Pricing Spread or Purchase Percentage pursuant to the terms hereof.

In the event Seller disagrees with any terms of the Confirmation, Seller shall notify Buyer in writing of such disagreement within one (1) Business Day after receipt of such Confirmation unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that it is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation was received by Seller.

(d)	Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

(e)	Except as set forth in Section 3(c), each Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, and Seller’s acceptance of the related proceeds shall constitute Seller’s agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement.

(f)	On the Repurchase Date, termination of a Transaction will be effected by transfer to Seller or its designee of the same Purchased Assets Seller sold to Buyer in a Transaction (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) which amount shall be netted against the simultaneous receipt of the Repurchase Price by Buyer. To the extent a net amount is owed to one party, the other party shall pay such amount to such party. Seller is obligated to obtain the Mortgage Asset Files from Buyer or its designee (including Custodian) at Seller’s expense on the Repurchase Date.

(g)	In no event shall a Transaction be entered into when any Default or Event of Default has occurred and is continuing or when the Repurchase Date for such Transaction would be later than the Termination Date.

(h)	Seller shall deliver to Custodian the Mortgage Asset File pertaining to each Eligible Asset to be purchased by Buyer no later than the time set forth in the Custodial Agreement.

(i)	With respect to Table-Funded Mortgage Assets, Buyer or its designee shall have received on or before the Purchase Date the related Bailee Trust Receipt and Certification, as required pursuant to the Bailee Agreement. With respect to each Eligible Asset which is not a Table-Funded Mortgage Asset, pursuant to the Custodial Agreement, Custodian shall deliver to Buyer and Seller an Asset Schedule and Exception Report with respect to the Eligible Assets which Seller has requested Buyer purchase on such Purchase Date and no later than 5 p.m., New York City time, on each Purchase Date, Custodian shall deliver to Buyer a Trust Receipt in respect of all such Eligible Assets purchased by Buyer on such Purchase Date. In the case of a Table-Funded Mortgage Asset, on the second (2nd) Business Day following the Custodian’s receipt of the related Mortgage Loan Documents comprising the Mortgage Asset File, the Custodian shall deliver to the Buyer a Trust Receipt certifying its receipt of the documents required to be delivered pursuant to the Custodial Agreement, together with an Asset Schedule and Exception Report relating to the Basic Mortgage Documents, with any exceptions identified by the Custodian as of the date and time of delivery of such Asset Schedule and Exception Report. Subject to the provisions of this Section 3, the Purchase Price for each Eligible Asset will be made available to Seller by Buyer transferring the aggregate amount of such Purchase Price to (i) the Seller or the entity named in the related Warehouse Lender’s Release Letter in the case of an Eligible Asset that is not a Table-Funded Mortgage Asset and (ii) the settlement agent that executed the related Escrow Agreement in the case of each Table-Funded Mortgage Asset.

(j)	Seller may repurchase Purchased Assets without penalty or premium, but subject to the last sentence of this Section 3(j), on any date. The Repurchase Price payable for the repurchase of any such Purchased Asset shall be reduced as provided in Section 5(d). If Seller intends to make such a repurchase, Seller shall give 4 Business Day’s prior written notice thereof to Buyer, designating the Purchased Assets to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. The amount of the original Purchase Price of the Purchased Assets thus repurchased shall be available for subsequent Transactions subject to the terms of this Agreement. If any Purchased Asset is repurchased on any date other than the Repurchase Date for such Transaction, Seller shall pay to Buyer any amount determined by Buyer, in its sole discretion exercised in good faith, as necessary to compensate Buyer for any additional losses, costs or expenses which it actually incurs as a result of such repurchase, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Buyer to fund or maintain such Transaction. Buyer shall deliver to Seller such reasonable documentation or explanation of such additional loss, cost or expense as Buyer has in its possession or can obtain without undue effort or expense.

(k)	At the request of Seller made at least 20 Business Days prior to the Initial Termination Date, Buyer may in its sole discretion extend the Termination Date for a period of no less than 3 additional months or such longer period to be determined by Buyer in its sole discretion by giving written notice of such extension to Seller no later than ten (10) days after Buyer’s receipt of Seller’s request. Any failure by Buyer to deliver such notice of extension shall be deemed to be Buyer’s determination not to extend the then current Termination Date.

4.	MARGIN AMOUNT MAINTENANCE

(a)	If at any time the Margin Base is less than the aggregate Purchase Price for all outstanding Transactions (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Deficit Notice”) require Seller to transfer to Buyer or its designee (including Custodian) Cash to be applied to reduce the Purchase Price with respect to all outstanding Transactions such that the aggregate Asset Value of the Purchased Assets will thereupon equal or exceed the aggregate Purchase Price for all outstanding Transactions. If Buyer delivers a Margin Deficit Notice to Seller on or prior to 10 a.m., New York City time, on any Business Day, then Seller shall transfer such cash to Buyer no later than 4 p.m. New York City time, on such Business Day. In the event Buyer delivers a Margin Deficit Notice to Seller after 10 a.m., New York City time, on any Business Day, Seller shall be required to transfer such cash no later than 4 p.m., New York City time, on the subsequent Business Day. All Cash transferred to Buyer pursuant to this Section 4(a) shall be deposited in the account set forth in Section 9(a) hereof.

(b)	Buyer’s election, in its sole discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not in any way limit or impair its right to deliver a Margin Deficit Notice at any time a Margin Deficit exists.

5.	INCOME PAYMENTS

(a)	The Collection Account shall be established by the Seller in accordance with the terms and conditions of the Account Agreement concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control over the Collection Account. All Income (other than amounts deposited in escrow accounts pursuant to Accepted Servicing Practices) in respect of the Purchased Assets and any payments in respect of associated Interest Rate Protection Agreements shall be deposited into the Collection Account within two (2) Business Days of receipt by Servicer and shall be remitted by Servicer from the Collection Account in accordance with this Agreement. All such Income shall be held in trust for Buyer, shall, subject to Section 7(h), constitute the property of Buyer and once deposited into the Collection Account shall not be commingled with other property of Seller, any Affiliate of Seller, or Servicer. Such amounts shall only be invested in Eligible Investments.

(b)	Servicer shall deposit all Income (other than amounts deposited in escrow accounts), derived from the Purchased Assets, whether constituting collections thereon or proceeds of sale thereof, into the Collection Account within two (2) Business Days of receipt by Servicer.

(c)	In addition, with respect to each Purchased Asset, Seller shall deliver to the Custodian an Servicer Notice from Buyer, signed by the Servicer, with respect to such Purchased Asset, instructing the Servicer, as applicable, to remit all sums required to be remitted to the holder of such Purchased Asset under the loan documents to the Collection Account or as otherwise directed in a written notice signed by Buyer. With respect to Third Party Servicers, the parties shall comply with Section 25 hereof.

(d)	Funds deposited in the Collection Account during any Eurodollar Period shall be held therein until the next Payment Date. On or before 3:00 p.m. (New York time) on the Payment Calculation Date, Servicer shall deliver to Buyer and the Bank a Distribution Worksheet. Subject to the terms of the Account Agreement, Seller shall (or Seller shall cause Servicer to) withdraw any funds on deposit in the Collection Account and distribute such funds as follows:

(1)	first, to Buyer in payment of any accrued and unpaid Price Differential to the extent not previously paid by Seller to Buyer;

(2)	second, without limiting the rights of Buyer under Section 4 of this Agreement, to Buyer, in the amount of any unpaid Margin Deficit;

(3)	third, to the payment of any amounts (other than breakage costs) then due and payable to an Affiliated Hedge Counterparty under any Interest Rate Protection Agreement related to such Purchased Asset;

(4)	fourth, to Buyer in reduction of the Purchase Price of each Purchased Asset, the full amount of any payments of principal or other invested amount received on or with respect to such Purchased Asset;

(5)	fifth, to the payment of all other accrued and unpaid costs and fees payable to Buyer pursuant to this Agreement; and

(6)	sixth, any remainder shall be paid to Seller.

(e)	Notwithstanding the preceding provisions, if an Event of Default shall have occurred and be continuing hereunder, all funds in the Collection Account shall be withdrawn and applied:

(1)	first, in the same order of priority as Sections (d)(1), (2) and (3) above;

(2)	second, to reduction of the Repurchase Price until reduced to zero;

(3)	third, to payment of all costs and fees and any other Obligations payable to Buyer pursuant to this Agreement; and

(4)	fourth, any remainder shall be paid to Seller.

(f)	Buyer shall offset against the accrued and outstanding Price Differential all Price Differential payments actually received by Buyer hereunder, excluding any amounts paid pursuant to any Price Differential payments made at an amount equal to the Post Default Rate in excess of the Pricing Rate.

(g)	Notwithstanding that, subject to Section 7(h), Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) of each Transaction through but not including the Payment Calculation Date (each such payment, a “Periodic Advance Repurchase Payment”) on each Payment Date. Buyer shall deliver to Seller, via Electronic Transmission, notice of the required Periodic Advance Repurchase Payment on or prior to the second Business Day preceding each Payment Date. If Seller fails to make all or part of the Periodic Advance Repurchase Payment by 5:00 p.m., New York City time, on the Payment Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Post-Default Rate (the “Late Payment Fee”) until the overdue Periodic Advance Repurchase Payment is received in full by Buyer.

(h)	Seller shall hold or cause to be held for the benefit of, and in trust for, Buyer all income, including without limitation all Income received by or on behalf of Seller with respect to such Purchased Assets. All such Income shall be held in trust for Buyer, shall, subject to Section 7(h) constitute the property of Buyer and shall not be commingled with other property of Seller, any affiliate of Seller or the applicable Servicer except as expressly permitted above in this Section 5. Funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer.

(i)	Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Advance Repurchase Payments actually received by Buyer for such Transaction pursuant to Sections 5(g) as of the applicable Repurchase Date, respectively, excluding any Late Payment Fees paid pursuant to Section 5(g); it being understood that the Late Payment Fees are properties of Buyer that are not subject to offset against the Repurchase Price.

6.	REQUIREMENTS OF LAW

(a)	If any Requirement of Law (other than with respect to any amendment made to the Buyer’s certificate of incorporation and by laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(1)	shall subject the Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Repurchase Agreement or any Transaction or change the basis of taxation of payments to the Buyer in respect thereof;

(2)	shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of the Buyer which is not otherwise included in the determination of the Eurodollar Rate hereunder;

(3)	shall impose on the Buyer any other condition;

(b)	and the result of any of the foregoing is to increase the cost to the Buyer, by an amount which the Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Seller shall promptly pay the Buyer such additional amount or amounts as calculated by the Buyer in good faith as will compensate the Buyer for such increased cost or reduced amount receivable.

(c)	If the Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Buyer’s certificate of incorporation and by laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which the Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by the Buyer to be material, then from time to time, the Seller shall promptly pay to the Buyer such additional amount or amounts as will compensate the Buyer for such reduction.

(d)	If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 6(d) submitted by Buyer to Seller shall be conclusive in the absence of manifest error. Buyer shall deliver to Seller such reasonable documentation or explanation of such additional amounts as Buyer has in its possession or can obtain without undue effort or expense.

7.	TAXES.

(a)	Any and all payments by the Seller under or in respect of this Repurchase Agreement or any other Repurchase Documents to which the Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If the Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Repurchase Agreement or any of the other Repurchase Documents to the Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Repurchase Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of a Buyer, (i) Taxes that are imposed on its overall Net Income on a net income basis (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless Buyer becomes subject to such Tax as a result of such Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Repurchase Agreement or any of the other Repurchase Documents (in which case such Taxes will be treated as Non-Excluded Taxes) and (ii) branch profit taxes imposed by the United States of America.

(b)	In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Repurchase Agreement or any other Repurchase Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Repurchase Agreement or any other Repurchase Document (collectively, “Other Taxes”).

(c)	Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7 imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d)	Within thirty (30) days after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof. For purposes of subsection (e) of this Section 7, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e)	Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(1)	in the case of a Non-Exempt Buyer that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(2)	in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit VIII (a “Section 7 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(3)	in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(4)	in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Section 7 Certificate; or

(5)	in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be required by clause (1), (2), (3), (4), (6), (7) and/or this clause (5) with respect to each such beneficial owner if such beneficial owner were Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (5) are otherwise determined to be unnecessary, all such determinations under this clause (5) to be made in the sole discretion of Seller exercised in good faith, provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(6)	in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (1), (2), (3), (4), (5), (7) and/or this clause (6) of this Section 7(e) with respect to its beneficial owner if such beneficial owner were the Buyer; or

(7)	in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be required by clause (1), (2), (3), (4), (5), (6), and/or this clause (7) with respect to each such person if each such person were Buyer.

If the forms referred to above in this Section 7(e) that are provided by a Buyer at the time such Buyer first becomes a party to this Repurchase Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Repurchase Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then the Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f)	For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 7 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, (ii) if such form, certificate or other document otherwise is not required under subsection (e) of this Section 7, or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for such Buyer to deliver such form, certificate or other document), such Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as such Buyer shall reasonably request, to assist such Buyer in recovering such Non-Excluded Taxes.

(g)	Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 7 shall survive the termination of this Repurchase Agreement. Nothing contained in this Section 7 shall require the Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h)	Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of the Seller that is secured by the Purchased Assets and the Purchased Assets as owned by the Seller for U.S. federal, state and local income and franchise tax purposes in the absence of a Default by the Seller. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

8.	SECURITY INTEREST

(a)	Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Purchased Items”: all Eligible Assets, all rights under each Purchase Agreement (but not the obligations thereunder), all Mortgage Asset Files, including without limitation all promissory notes included therein, all Servicing Records relating to the Eligible Assets, all Servicing Agreements relating to the Eligible Assets and any other collateral pledged or otherwise relating to such Eligible Assets, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Eligible Asset, all servicing fees to which the Seller is entitled and servicing and other rights relating to the Eligible Assets, all Servicer Accounts in which such Seller has any interest established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, or any other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Assets including the right to receive principal and interest payments with respect to the Purchased Assets and the right to enforce such payments, the Collection Account and all monies and investment property from time to time on deposit in, or credited to, the Collection Account, all Interest Rate Protection Agreements, if any, all “general intangibles”, “accounts”, “chattel paper”, “deposit accounts”, “instruments” and “investment property” as defined in the UCC relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing

(b)	Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets (other than for accounting and tax purposes) and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller’s obligations to Buyer hereunder and the Transactions entered into hereunder (“Repurchase Obligations”) and the Seller-Related Obligations, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items and the Purchased Assets to Buyer, for the ratable benefit of the Buyer and the Affiliate Hedge Counterparties, to secure the Repurchase Obligations and the Seller-Related Obligations, including without limitation the repayment of all amounts owing to Buyer hereunder and, as security for the performance by the Seller of all of the Seller’s obligations to the Affiliated Hedge Counterparties under the Interest Rate Protection Agreements and this Agreement, the Seller hereby assigns, pledges and grants to the Buyer, as agent for and on behalf of the Affiliated Hedge Counterparties, a pari passu security interest, subject to the payment priorities set forth in this Agreement, in all of the Seller’s right, title and interest in, to and under the Purchased Items and the Purchased Assets. The Seller agrees to mark its computer records and files to the extent practicable to evidence the interests granted to Buyer hereunder. All Purchased Items shall secure the payment of all obligations of the Seller now or hereafter existing under this Agreement and each Interest Rate Protection Agreement that is with an Affiliated Hedge Counterparty, including, without limitation, the Seller’s obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan, for the Repurchase Price and to pay any and all other amounts owing to Buyer hereunder.

(c)	Pursuant to the Custodial Agreement, Custodian shall hold the Mortgage Asset Files as exclusive bailee and agent for Buyer pursuant to the terms of the Custodial Agreement and shall deliver to Buyer Trust Receipts each to the effect that Custodian has reviewed such Mortgage Asset Files in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Asset Files as so reviewed.

(d)	With respect to any portion of the Purchased Items which consist of “securities” or “security entitlements” (as defined in the UCC), (x) in the case of any security represented by a “security certificate” (within the meaning of the UCC), the Custodian shall hold such security certificate, registered in the name of the Custodian or indorsed to the Custodian in blank (in the case of a security in “registered form” (within the meaning of the UCC)) and (y) in the case of a security entitlement, cause the relevant “securities intermediary” (as defined in the UCC) to indicate by book-entry the credit thereof to a “securities account” (as defined in the UCC), as to which the Custodian is the “entitlement holder” (as defined in the UCC).

(e)	In addition to and without limiting the generality of the foregoing, the Seller hereby grants to Buyer a security interest in each Interest Rate Protection Agreement, if any, relating to the Purchased Assets to secure the Repurchase Obligations and the Seller-Related Obligations.

(f)	The Buyer agrees to act as agent for and on behalf of the Affiliated Hedge Counterparties with respect to the security interest granted hereby to secure the Seller’s obligations to the Affiliated Hedge Counterparties, including, without limitation, with respect to the Purchased Assets and the Mortgage Asset Files held by the Custodian pursuant to the Custodial Agreement.

9.	PAYMENT, TRANSFER AND CUSTODY

(a)	Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer; Account No. 101WA 256 616 002, Bank: UBS AG, Stamford, Connecticut, ABA No. 026 007 993, FBO: UBS Real Estate Securities, Inc., not later than 3 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b)	On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer of the Purchase Price as set forth in Section 11 of the Custodial Agreement not later than 6 p.m., New York City time, simultaneously with the delivery to Custodian of (i) the Purchased Assets relating to each Transaction in the case of Purchased Assets that are not Table-Funded Mortgage Assets or (ii) the Bailee Agreement relating to each Transaction in the case of Table-Funded Mortgage Assets. Seller hereby sells, transfers, conveys and assigns to Buyer or its designee (including Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Purchased Items.

(c)	In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Buyer or its designee (including Custodian) (i) the Custodial Identification Certificate and (ii) the documents identified in the Custodial Agreement.

(d)	Any Mortgage Asset Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage Asset File and the originals of the Mortgage Asset File not delivered to Buyer or its designee (including Custodian). The possession of the Mortgage Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. Each Mortgage Asset File retained or held by Seller or its designee shall be segregated on Seller’s books and records from the other assets of Seller or its designee and the books and records of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee shall release its custody of the Mortgage Asset File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller.

10.	HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets and Purchased Items. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion, subject to Section 7(h) above; provided, however, that no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets and Purchased Items to Seller pursuant to Sections 3 and 5 or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of Seller pursuant to Section 5 hereof; provided further that no such transactions will be treated as a sale for tax and accounting purposes. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets and Purchased Items delivered to Buyer by Seller.

11.	SELLER REPRESENTATIONS

Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect:

(a)	Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

(b)	Solvency. Neither the Repurchase Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s or Guarantor’s creditors. The transfer of the Mortgage Loans and Mezzanine Loans subject hereto and the obligation to repurchase such Mortgage Loans and Mezzanine Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s or Guarantor’s creditors. Neither Seller nor Guarantor is insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Mortgage Loans and Mezzanine Loans pursuant hereto and the obligation to repurchase such Mortgage Loans and Mezzanine Loans (i) will not cause Seller or Guarantor to become insolvent, (ii) will not result in Seller or Guarantor having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s or Guarantor’s ability to pay as the same mature. Guarantor directly owns 100% of the equity of Seller. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and Purchased Items subject hereto;

(c)	No Broker. Neither Seller nor Guarantor has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement;

(d)	Ability to Perform. Neither Seller nor Guarantor believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Repurchase Documents applicable to it to which it is a party;

(e)	No Defaults. No Default or Event of Default has occurred and is continuing hereunder;

(f)	Legal Name; Existence; Organizational Identification Number. Seller’s exact legal name is, and since its organization has been, RAIT Financial I, LLC. Seller (a) is, and since its organization has been, a limited liability company duly and exclusively organized, validly existing and in good standing under the laws of Delaware; (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Seller’s organizational identification number assigned by the state of Delaware is 20-5540498. Guarantor (a) is a real estate investment trust duly and exclusively organized, validly existing and in good standing under the laws of Maryland; (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. RAIT LP is the direct owner of all equity of the Seller.

(g)	Financial Condition. Seller has heretofore furnished to Buyer (a) a copy of the consolidated balance sheet of the Guarantor as of December 31, 2005 and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, reported on by Grant Thornton, LLP and such copies are complete and correct and present fairly the financial condition of the Guarantor as at such date, and the results of its operations and its cash flow for such fiscal year and (b) the consolidated balance sheet of the Guarantor for the six-month period ended June 30, 2006 and its consolidated balance sheet as of June 30, 2006 and the related consolidated statements of income and retained earnings and of cash flows for such period, certified by a responsible officer, copies of which have heretofore been furnished to UBS, are complete and correct and present fairly the financial condition of the Guarantor as of such date, and the results of its operations and its cash flows for such periods (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or responsible officer, as the case may be, and as disclosed therein). At the date of the most recent balance sheet referred to above, the Guarantor had no material guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from June 30, 2006, to and including the date hereof there has been no sale, transfer or other disposition by the Guarantor of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of the Guarantor at June 30, 2006 other than mortgage loans, mezzanine loans and other similar loans to third parties in the ordinary course of business.

(h)	Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Seller’s knowledge, threatened) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $10,000,000, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

(i)	No Breach. Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller or Guarantor in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of Seller or Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which Seller, Guarantor or any of their respective Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of Seller or Guarantor, or any of their respective Subsidiaries pursuant to the terms of any such agreement or instrument.

(j)	Action. Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents, as applicable; the execution, delivery and performance by Seller or Guarantor, as applicable, of each of the Repurchase Documents have been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document has been duly and validly executed and delivered by Seller or Guarantor, as applicable, and constitutes a legal, valid and binding obligation of Seller or Guarantor, as applicable, enforceable against Seller or Guarantor, as applicable, in accordance with its terms.

(k)	Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Seller or Guarantor of the Repurchase Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

(l)	Margin Regulations. Neither any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

(m)	Taxes. Seller, Guarantor and their respective Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them or any of their respective Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller, Guarantor and their respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

(n)	Investment Company Act. None of Seller, Guarantor nor any of their respective Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(o)	Purchased Assets.

(1)	Seller has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan or Mezzanine Loan to any other Person, except for such assignment, pledge, conveyances or encumbrances that will be extinguished simultaneously with the purchase hereunder of such Mortgage Loan or Mezzanine Loan, and immediately prior to the sale of such Mortgage Loan or Mezzanine Loan to Buyer, Seller was the sole legal and beneficial owner of such Mortgage Loan or Mezzanine Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder. No Mortgage Loan or Mezzanine Loan sold to Buyer hereunder was acquired (by purchase or otherwise) by Seller from an Affiliate of Seller other than RAIT LP unless a True Sale Opinion has been delivered to Buyer.

(2)	The provisions of this Agreement are effective to either constitute a sale of Purchased Items to Buyer or to create in favor of Buyer a valid and fully perfected first priority security interest in all right, title and interest of Seller in, to and under the Purchased Items.

(3)	Upon receipt by Custodian of each Mortgage Note and Mezzanine Note, endorsed in blank by a duly authorized officer of Seller, either a purchase shall have been completed by Buyer of each Mortgage Note or Mezzanine Note, as applicable, or Buyer shall have a valid and fully perfected first priority security interest in the applicable Mortgage Note or Mezzanine Note and in such Seller’s interest in the related Mortgaged Property or Mezzanine Collateral, as applicable.

(4)	Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party”, Seller as “Debtor” and describing the Purchased Items, in the jurisdictions and recording offices listed on Exhibit IV attached hereto, the security interests granted hereunder in the Purchased Items will constitute valid and fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

(5)	Upon execution and delivery of the Account Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the investment property and all deposit accounts comprising Purchased Items.

(6)	With respect to each Purchased Asset, each of the representations and warranties on Schedule 1 is true and correct.

(p)	Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Purchased Items is its chief executive office.

(q)	Interest Rate Protection Agreements. To the actual knowledge of Seller, as of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Assets subject to an Interest Rate Protection Agreement, each such Interest Rate Protection Agreement is in full force and effect in accordance with its terms and no default or event of default exists thereunder.

(r)	Servicing Agreements. Seller has delivered to Buyer all Servicing Agreements with respect to the Purchased Assets and no default or event of default exists thereunder.

(s)	Existing Financing Facilities. All credit facilities, repurchase facilities or substantially similar facilities of Seller which are presently in effect are listed under the definition of “Existing Financing Facilities” and no defaults or events of default exist thereunder. The financial covenants hereunder are at least equal to those Seller makes under each of the Existing Financing Facilities. Seller shall give Buyer prior notification if any amendment to any financial covenant in any Existing Financing Facility increases the obligations or requirements of Seller thereunder, and such changed financial covenant shall, with no further action of Seller or Buyer, automatically become a part hereof and be incorporated herein upon the effectiveness of such amendment in the other Existing Financing Facility.

(t)	True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller or Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each of Seller and Guarantor to Buyer in connection with this Agreement and the other Repurchase Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(u)	ERISA. Each Plan to which Seller, Guarantor or any of their respective Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which Seller or Guarantor would be under an obligation to furnish a report to Buyer under Section 12(a)(4).

(v)	No Reliance. Each of Seller and Guarantor has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Neither Seller nor Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(w)	Compliance with Anti-Money Laundering Laws. Each of Seller and Guarantor has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”) applicable to it.

(x)	Other Security Agreements. Seller has not become bound under Section 9-203(d) of the UCC by a Security Agreement previously entered into by another Person.

(y)	REIT. RAIT Investment Trust has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. RAIT Investment Trust for its current “tax year” (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

12.	COVENANTS OF SELLER

On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that:

(a)	Financial Statements. Seller shall deliver to Buyer:

(1)	as soon as available and in any event within forty (40) calendar days after the end of each calendar quarter, (i) the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, and (ii) the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, in each case accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor or Seller, as applicable, and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2)	as soon as available and in any event within ninety (90) days after the end of each fiscal year (i) of Guarantor, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default and (ii) of Seller, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, to the extent applicable;

(3)	from time to time such other information regarding the financial condition, operations, or business of Seller or Guarantor as Buyer may reasonably request; and

(4)	as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller knows, or with respect to any Plan or Multiemployer Plan to which Seller, Guarantor or any of their respective Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Seller setting forth details respecting such event or condition and the action, if any, that Seller, Guarantor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Seller or an ERISA Affiliate with respect to such event or condition):

(A) any reportable event, as defined in Section 4043(c) of ERISA or any successor provision thereof and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA or any successor provision thereof, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA or any successor provision thereof, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any successor provision thereof); and any request for a waiver under Section 412(d) of the Code or any successor provision thereof for any Plan;

(B) the distribution under Section 4041(c) of ERISA or any successor provision thereof of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;

(C) the institution by PBGC of proceedings under Section 4042 of ERISA or any successor provision thereof for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller, Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(D) the complete or partial withdrawal from a Multiemployer Plan by Seller, Guarantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA or any successor provision thereof (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by Seller, Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or any successor provision thereof or that it intends to terminate or has terminated under Section 4041A of ERISA or any successor provision thereof;

(E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller or any ERISA Affiliate to enforce Section 515 of ERISA or any successor provision thereof, which proceeding is not dismissed within thirty (30) days; and

(F) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA or any successor provision thereof.

Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to paragraphs (a)(1) and (a)(2) above, a certificate of a Responsible Officer of Seller to the effect that, to the best of such Responsible Officer’s knowledge, Seller during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action Seller has taken or proposes to take with respect thereto).

Notwithstanding the foregoing, documents required to be delivered in accordance with Sections 12(a)(1) and 12(a)(2) (to the extent any such documents are included in materials filed with the Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which Seller or Guarantor posts such documents, or provides a link thereto, on Guarantor’s website on the Internet at the website address www.raitinvestmenttrust.com, provided that Seller shall notify the Buyer by Electronic Transmission of the posting of any such documents.

(b)	Litigation. Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Seller’s knowledge, threatened) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $500,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(c)	Existence, etc. Seller shall, with respect to itself, and shall cause Guarantor to, with respect to Guarantor:

(1)	preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided that nothing in this Section 12(c)(1) shall prohibit any transaction expressly permitted under Section 12(d));

(2)	comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(3)	keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(4)	not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 10(f) or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days’ prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder;

(5)	pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

(6)	permit representatives of Buyer, upon reasonable notice (unless a Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

(d)	Prohibition of Fundamental Changes. Neither Seller nor Guarantor shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that either Seller or Guarantor may merge or consolidate with (i) any wholly owned subsidiary of itself, or (ii) any other Person if Seller or Guarantor, as applicable, is the surviving corporation; and provided, further, that if after giving effect thereto, no Default would exist hereunder. Notwithstanding anything herein or in any related documents to the contrary, the proposed merger and related actions involving the Guarantor, RT Sub Inc., a Maryland corporation and a wholly owned subsidiary of the Guarantor, and Taberna Realty Finance Trust, a Maryland real estate investment trust, described in the Guarantor’s Registration Statement on Form S-4 (file no. 333-136197) are permissible hereunder.

(e)	Margin Deficit. If at any time there exists a Margin Deficit Seller shall cure same in accordance with Section 4.

(f)	Notices. Seller shall give notice to Buyer:

(1)	promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

(2)	with respect to any Purchased Asset, promptly upon receipt of any principal prepayment (in full or partial) of such Purchased Asset;

(3)	with respect to any Purchased Asset hereunder, promptly upon receipt of notice or knowledge that the Underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset;

(4)	promptly upon receipt of notice or knowledge of (i) any material default related to any Purchased Item, (ii) any Lien or security interest on, or claim asserted against, any Purchased Item (other than the Lien created hereby) or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

(5)	promptly upon any material change in the market value of any or all of Seller’s or Guarantor’s assets which could reasonably be expected to have a Material Adverse Effect;

(6)	no later than five Business Days after the end of each such month, of all amounts borrowed under the Existing Financing Facilities during such month; provided that if and to the extent Seller has not delivered such statements on or prior to the fifth Business Day after the end of any month, Buyer shall request such statements;

(7)	upon any material amendment to the Existing Financing Facilities, any decrease in the gross amount available to be borrowed thereunder, or any change in custodian or custodial arrangements relating thereto; and

(8)	promptly upon the occurrence of any default or event of default under the Existing Financing Facilities.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Seller setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

(g)	Reports. Within 2 days after completion by Seller (or Servicer on its behalf) but in no event more than 15 calendar days of the end of each month, Seller shall provide Buyer with a monthly report, which report shall include, among other items, (i) a monthly summary report prepared by Seller or an Affiliate summarizing property financial information for each Underlying Mortgaged Property and loan performance for each Purchased Asset based on information provided by each borrower under the related Purchase Asset, (ii) the information and reports provided by each borrower under the related Purchase Asset, plus (iii) any such additional reports as Buyer may reasonably request with respect to Seller or any Servicer’s servicing portfolio or pending originations of Mortgage Loans or Mezzanine Loans.

(h)	[Reserved].

(i)	Transactions with Affiliates. Seller shall not enter into any transaction with an Affiliate, including without limitation (x) any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (except for (i) the acquisition of equity or stock or warrants of an Affiliate and (ii) the payment of dividends, in either case, in the ordinary course of business, and (iii) the purchase or sale of loans in the ordinary course of business which is a true sale and does not constitute a fraudulent conveyance) unless such transaction is not otherwise expressly prohibited under this Agreement, upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or (y) make a payment that is not otherwise permitted by this Section 12(i) to any Affiliate. In no event shall Seller transfer to Buyer hereunder any Mortgage Loan or Mezzanine Loan acquired by Seller from an Affiliate of Seller other than RAIT LP unless a True Sale Opinion has been delivered to Buyer prior to such sale.

(j)	Limitation on Liens. Immediately upon notice of a Lien or any circumstance which could give rise to a Lien on the Purchased Items, Seller will defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items (other than any security interest created under this Agreement), and Seller will defend the right, title and interest of Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever.

(k)	Limitations on Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees for which Seller is guarantor.

(l)	Limitation on Distributions. After the occurrence and during the continuation of any Default, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

(m)	[Reserved].

(n)	[Reserved].

(o)	[Reserved].

(p)	Servicer; Servicing Tape. Seller shall provide to Buyer via Electronic Transmission, a remittance report on a monthly basis by no later than the 12th day of each month (the “Reporting Date”) containing servicing information, including without limitation those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Assets serviced hereunder by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date (such remittance report, an “Asset Tape”). Seller shall not cause the Purchased Assets to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

(q)	Required Filings. Seller shall promptly provide Buyer with copies of all documents which Seller, Guarantor or any of their respective Subsidiaries is required to file with any regulatory body in accordance with its regulations. Notwithstanding the foregoing, documents required to be delivered in accordance with this paragraph (to the extent any such documents are included in materials filed with the Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which Seller or Guarantor posts such documents, or provides a link thereto, on Guarantor’s website on the Internet at the website address www.raitinvestmenttrust.com, provided that Seller shall notify the Buyer by Electronic Transmission of the posting of any such documents.

(r)	Remittance of Prepayments. Seller shall remit or cause to be remitted to Buyer, with sufficient detail via Electronic Transmission to enable Buyer to appropriately identify the Mortgage Loan or Mezzanine Loan to which any amount remitted applies, all full or partial principal prepayments on any Purchased Asset that Seller or Servicer has received no later than one (1) Business Day following the date such prepayment was received.

(s)	Custodial Agreement, RAIT Guarantee and Account Agreement. Seller shall (or shall cause Guarantor to) maintain each of the Custodial Agreement, the RAIT Guarantee and Account Agreement in full force and effect and shall not amend or modify any of the Custodial Agreement, the RAIT Guarantee or the Account Agreement or waive compliance with any provisions thereunder without the prior written consent of Buyer.

(t)	Compliance Report. Simultaneously with the delivery to the holder of each Existing Financing Facility, Seller shall provide Buyer with a compliance report, demonstrating compliance with all financial covenants under each Existing Financing Facility. Such compliance report shall be delivered by seller to Buyer in accordance with Section 18 and shall also be delivered by Seller to Buyer at 1285 Avenue of the Americas, 11th floor, New York, New York 10019, Attn: Scott Liebman, Telecopier No.: 212.713.4062, Telephone No.: 212.713.9968, Email: Scott-C.Liebman@ubs.com.

(u)	Sub-Limits. Seller shall not sell to Buyer any Eligible Assets if, after giving effect to such Transaction, the aggregate principal balance of all Purchased Assets are in excess of any Sub-Limit as set forth in the definition of “Asset Value”.

(v)	Inconsistent Agreements. Neither Seller nor Guarantor will, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into any agreement containing any provision which would be violated or breached by any Transaction hereunder or by the performance by Seller or Guarantor of its obligations under any Repurchase Document.

(w)	Escrow Imbalance. Seller will, no later than five (5) Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance including, without limitation, depositing its own funds into such account to eliminate any overdrawal or deficit.

(x)	Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

13.	EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) occur, Seller and Buyer shall have the rights set forth in Section 14, as applicable:

(a)	Seller shall default in the payment of any Repurchase Price due or any amount under Section 5 when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

(b)	Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by Buyer of such default, and such default shall have continued unremedied for one (1) Business Day; or

(c)	any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans or Mezzanine Loans furnished in writing by on behalf of Seller or Guarantor shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties made pursuant to Sections 11(o)(1), 11(o)(3) or 11(o)(6), which shall be considered solely for the purpose of determining the Asset Value of the Purchased Assets, unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or

(d)	Seller shall fail to comply with the requirements of Section 12(c), through Section 12(f), or Sections 11(g) through 11(n), 11(o)(2), 11(o)(4), 11(o)(5), 11(p) through 11(s); or except as otherwise set forth in Sections 12(a), 12(b), 12(c), or 12(d), Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Repurchase Document and such failure to observe or perform shall continue unremedied for a period of 10 Business Days; or

(e)	a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Seller, Guarantor or any of their respective Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

(f)	an Act of Insolvency shall have occurred with respect to Seller, Guarantor or any of their respective Affiliates; or

(g)	the Custodial Agreement, the Account Agreement, the RAIT Guarantee or any other Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect other than after the final payment of all obligations due hereunder in accordance with the terms hereof, or the enforceability thereof shall be contested by Seller or Guarantor; or

(h)	Seller shall grant, or suffer to exist, any Lien on any Purchased Item (except any Lien in favor of Buyer); or the Purchased Items shall not have been sold to Buyer free and clear of any Liens in favor of any Person other than Buyer, or the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Purchased Items in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or

(i)	Seller, Guarantor or any of their respective Affiliates shall be in default under (i) any Indebtedness of Seller, Guarantor or of such Affiliate which default (1) involves the failure to pay a matured obligation in excess of $1,000,000, or (2) permits the acceleration of the maturity of obligations in excess of $1,000,000 by any other party to or beneficiary with respect to such Indebtedness, (ii) any other contract to which Seller, Guarantor or such Affiliate is a party which default (1) involves the failure to pay a matured obligation in excess of $1,000,000, or (2) permits the acceleration of the maturity of obligations in excess of $1,000,000 by any other party to or beneficiary of such contract, or (iii) any Seller-Related Obligation; or

(j)	any material adverse change in the Property, business or financial condition of Seller or Guarantor or any of their respective Affiliates shall occur, in each case as determined by Buyer in its sole discretion, or any other condition shall exist which, in Buyer’s sole discretion, constitutes a material impairment of Seller’s or Guarantor’s ability to perform its obligations under this Agreement or any other Repurchase Document; or

(k)	(i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller, Guarantor or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Seller, Guarantor or any Commonly Controlled Entity shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(l)	upon any event of default would constitute an event of default under the Existing Financing Facilities; or

(m)	upon any material adverse change in the terms of, or any material reduction in amounts available to, Seller, Guarantor or their respective Affiliates, under any of the Existing Financing Facilities; or

(n)	upon the failure of RAIT Investment Trust to at any time to continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code and (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 – REIT filed with the United States Internal Revenue Service for such year, or the entering into by RAIT Investment Trust of any material “prohibited transactions” as defined in Sections 857(b) and 856(c) of the Code; or

(o)	upon the failure by RAIT Investment Trust to satisfy any of the following asset or income tests:

(1)	At the close of each taxable year, at least 75 percent of RAIT Investment Trust’s gross income consists of qualifying income within the meaning of Section 856(c) of the Code.

(2)	At the close of each taxable year, at least 95 percent of RAIT Investment Trust’s gross income consists of qualifying income within the meaning of Section 856(c)(2) of the Code.

(3)	At the close of each quarter of RAIT Investment Trust’s taxable years, at least 75 percent of the value of RAIT Investment Trust’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of RAIT Investment Trust’s operations, but not including receivables purchased from another person), and government securities; unless (a) the test described in this paragraph (3) has been satisfied at the end of the immediately preceding quarter of the RAIT Investment Trust’s taxable year, (b) such test is not satisfied as the result of the acquisition of a security or other property during the current quarter of RAIT Investment Trust’s taxable year, (c) such test is satisfied within the 30-day period provided under Section 856(4) of the Code, (d) the Guarantor delivers within 14 days of the end of the current quarter of the Guarantor’s taxable year to Buyer notice that such test is not satisfied, and (e) an officer of the Guarantor certifies as to such satisfaction within such 30-day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

(4)	At the close of each quarter of each of RAIT Investment Trust’s taxable years, (i) not more than 25 percent of RAIT Investment Trust’s total asset value will be represented by securities (other than those described in paragraph 3), (ii) not more than 20 percent of RAIT Investment Trust’s total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (iii) (a) not more than 5 percent of the value of RAIT Investment Trust’s total assets will be represented by securities of any one issuer (other than Government securities and securities of taxable REIT subsidiaries and securities of qualified REIT subsidiaries within the meaning of Section 856(i) of the Code), and (b) RAIT Investment Trust will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than government securities, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code); unless (a) the tests described in this paragraph (4) have been satisfied at the end of the immediately preceding quarter of the RAIT Investment Trust’s taxable year, (B) any of the tests described in this paragraph (4) is not satisfied as the result of the acquisition of a security or other property during the current quarter of the Guarantor’s taxable year, (C) such test is satisfied within the 30-day period as provided under Section 856(c)(4) of the Code, (D) the Guarantor delivers within 14 days of the end of the current quarter of the Guarantor’s taxable year to Buyer notice that such test is not satisfied, and (E) an officer of the Guarantor certifies as to such satisfaction within such 30-day period, and provides documentation, reasonably satisfactory to Buyer evidencing such satisfaction.

14.	REMEDIES

(a)	If an Event of Default occurs and is continuing, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless cured in accordance with the terms hereof (and notice and satisfactory evidence of such cure is provided to Buyer) or expressly waived by Buyer in writing.

(1)	At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Act of Insolvency of Seller) give notice to Seller of the exercise of such option as promptly as practicable.

(2)	If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(1) of this Section 14,

(A) (i) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date, and to pay all other amounts owed by Seller hereunder, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owed by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer any Purchased Assets subject to such Transactions then in Seller’s possession or control;

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price, (x) the Post-Default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 14, and (iii) any amounts applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 14); and

(C) all Income actually received by Buyer pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5(b)) shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

(3)	Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Custodial Agreement) and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request and Buyer shall have the right to appoint any Person to act as Servicer for the Purchased Assets; provide that any obligation of Seller or an Affiliate of Seller to act as Servicer hereunder (other than the obligation to cooperate with Buyer and any successor servicer to transfer servicing of the Purchased Asset to such successor servicer) shall immediately terminate upon such appointment, and neither Seller nor its Affiliate shall have any liability for the actions (or failure to act) of any successor servicer. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Repurchase Documents.

(4)	At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(1) of this Section 14), in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale (including, without limitation, a sale using internet sites that provide for the auction of assets similar to the Purchased Assets or that have the reasonable capability of doing so, or that match buyers and sellers of similar assets) and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets shall be applied first to the costs and expenses incurred by Buyer in connection with Seller’s default; second to costs of related covering and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates. In connection with any sale pursuant to clause (A) of this subsection (a)(4), Buyer may (i) sell any such Purchased Assets without giving any warranties and (ii) specifically disclaim or modify any warranties of title or the like, and this procedure shall not be considered to adversely effect the commercial reasonableness of any such sale of Purchased Assets. Neither Seller nor an Affiliate of Seller shall have any obligation hereunder to act as Servicer with respect to any Purchased Asset sold pursuant to this paragraph (4) after the date of such sale (other than the obligation to cooperate with Buyer and any successor servicer to transfer servicing of the Purchased Asset to such successor servicer) and Buyer shall make no representation to any purchaser of a Purchased Asset to the contrary without the prior written consent of Seller, which shall not be unreasonably withheld.

(5)	Subject to the foregoing, Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

(6)	Seller shall be liable to Buyer, payable as and when incurred by Buyer, for (A) the amount of all actual and documented out-of-pocket expenses, including legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) all costs incurred in connection with hedging or covering transactions.

(7)	Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(b)	Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(1) and (4) of this Section 14, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c)	Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length.

(d)	To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this paragraph 13(d) shall be at a rate equal to the Post-Default Rate.

15.	INDEMNIFICATION AND EXPENSES

(a)	Seller agrees to hold Buyer and its Affiliates and their present and former respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (including counsel’s fees and disbursements) (collectively, “Costs”), relating to or arising out of this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence, material breach of any law, rule or regulation applicable to such Indemnified Party or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans or Mezzanine Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation the federal Truth in Lending Act and/or the federal Real Estate Settlement Procedures Act, that, in each case, results from anything other than the Indemnified Party’s gross negligence material breach of any law, rule or regulation applicable to such Indemnified Party or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan or Mezzanine Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan or Mezzanine Loan, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel.

(b)	Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses (including legal fees) incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation all fees, disbursements and expenses of counsel to Buyer, the fees and expenses of third parties retained by Buyer in connection with due diligence hereunder, the costs of reviewing operating statements and travel costs of personnel of Buyer, which amounts shall be deducted from the Purchase Price paid for the first Transaction and, if any such amounts are outstanding at such time, any subsequent Transaction hereunder. Subject to the limitations set forth in Section 27, Seller agrees to pay Buyer all the out of pocket due diligence, inspection, appraisals, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans or Mezzanine Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 24 and 26.

16.	RECORDING OF COMMUNICATIONS

Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon prior notice to the other party of such recording. Buyer and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

17.	SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

18.	NOTICES AND OTHER COMMUNICATIONS

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof or, if via email, as specified in the definition of Electronic Transmission); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by email or personally delivered or, in the case of a mailed notice, upon receipt.

19.	ENTIRE AGREEMENT; SEVERABILITY; MODIFICATIONS

This Agreement together with the other Repurchase Documents and the Account Agreement constitute the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. No amendment, modification or release from any provision of this Agreement shall be effective unless in writing and executed by or on behalf of the party or parties to be charged therewith and shall be effective only in the specific instance and for the specific purpose for which given.

20.	NON-ASSIGNABILITY

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer, and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.

21.	TERMINABILITY

Except as set forth below, this Agreement may be terminated by Seller upon giving 30 days written notice to Buyer, or by Buyer immediately upon giving written notice to Seller except that this Agreement shall, notwithstanding such notice, remain applicable to any Transaction then outstanding. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of Seller under Section 15 shall survive the termination of this Agreement.

22.	GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES.

23.	SUBMISSION TO JURISDICTION; WAIVERS

EACH OF BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)	SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)	CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)	AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(D)	AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(E)	WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

24.	NO WAIVERS, ETC.

No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless cured or expressly waived by Buyer in writing.

25.	SERVICING

(a)	Seller covenants to maintain or cause the servicing of the Purchased Assets to be maintained in conformity with Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Agreement terminates or (iii) the transfer of servicing approved by Buyer.

(b)	If the Purchased Assets are serviced by Seller, Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Purchased Assets (the “Servicing Records”). Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer’s request.

(c)	If the Purchased Assets are serviced by a person other than Seller (such third party the “Servicer”), Seller (i) shall, in accordance with Section (3)(b)(7), provide a copy of the servicing agreement to Buyer, which shall be in form and substance acceptable to Buyer (the “Servicing Agreement”), and shall provide a Servicer Notice to Buyer substantially in the form of Exhibit VII hereto, fully executed by Seller and Servicer; and (ii) hereby irrevocably assigns to Buyer and Buyer’s successors and assigns all right, title and interest of Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Purchased Assets. Seller agrees that no Person shall assume the servicing obligations with respect to the Purchased Assets as successor to Servicer unless such successor is approved in writing by Buyer prior to such assumption of servicing obligations.

(d)	If the servicer of the Purchased Assets is Seller, upon the occurrence of an Event of Default, Buyer shall have the right to terminate Seller as servicer of the Purchased Assets and transfer servicing to Buyer’s designated Servicer, at no cost or expense to Buyer, at any time thereafter. If the Servicer of the Purchased Assets is not Seller, Buyer shall have the right, as contemplated in the applicable Servicer Notice, upon the occurrence of an Event of Default, to terminate any applicable Servicing Agreement and transfer servicing to Buyer’s designated Servicer, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing to Buyer’s designated Servicer, as well as any servicing fees and expenses payable to such Servicer.

(e)	After the Purchase Date, until the repurchase of any Purchased Asset, Seller shall have the right to modify or alter the terms of such Purchased Asset in accordance with Accepted Servicing Practices.

(f)	In the event Seller or its Affiliate is servicing the Purchased Assets, Seller shall permit Buyer, upon 1 Business Day’s notice, during normal business hours, to inspect Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Purchased Assets as provided in this Agreement.

26.	INTENT

(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(b)	It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 17 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable). The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA or regulations promulgated thereunder).

27.	PERIODIC DUE DILIGENCE REVIEW

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans and Mezzanine Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Asset Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans and Mezzanine Loans in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Asset Files and the Mortgage Loans and Mezzanine Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans and Mezzanine Loans from Seller based solely upon the information provided by Seller to Buyer in the Seller Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans and Mezzanine Loans purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loans and Mezzanine Loans. Buyer may underwrite such Mortgage Loans and Mezzanine Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans and Mezzanine Loans in the possession, or under the control, of Seller. Buyer shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 27 (“Due Diligence Costs”); provided that, (i) in the event that a Default or an Event of Default shall have occurred or (ii) in the event that Buyer shall determine the need to confirm compliance with local, state or federal laws concerning the regulation of predatory lending practices, Seller shall reimburse Buyer for all Due Diligence Costs for any and all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 27.

28.	BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT

(a)	Upon the occurrence and during the continuation of an Event of Default hereunder, Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, solely for the purpose of carrying out Seller’s obligations pursuant to the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, to do the following:

(1)	in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Purchased Items whenever payable;

(2)	to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;

(3)	(A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do;

(4)	to direct the actions of Custodian with respect to the Purchased Items under the Custodial Agreement; and

(5)	to execute, from time to time, in connection with any sale provided for in Section 14, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)	The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and Purchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

29.	MISCELLANEOUS

(a)	If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

(b)	This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(c)	The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(d)	As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Seller not defined in Section 2, and accounting terms partly defined in Section 2, to the extent not defined, shall have the respective meanings given to them under GAAP.

(e)	The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

(f)	The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(g)	Terms defined by reference to any document other than this Agreement shall have the respective meanings specified therefor without regard to the effectiveness of the referenced document.

(h)	Seller hereby acknowledges that:

(1)	it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Repurchase Documents;

(2)	Buyer has no fiduciary relationship to Seller; and

(3)	no joint venture exists between Buyer and Seller.

30.	CONFIDENTIALITY

Each of Buyer and Seller hereby acknowledges and agrees that all information regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, rules or regulations or to maintain compliance with Existing Financing Facilities (provided that Seller shall not disclose the Pricing Rate or Pricing Spread in order to maintain compliance with Existing Financing Facilities) (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of a Default or an Event of Default Buyer in good faith determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder or (iv) Buyer determines it necessary to disclose such information to its counterparties or agents in connection with Buyer’s rights under Section 10. The provisions set forth in this Section 30 shall survive the termination of this Agreement for a period of one year following such termination. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Repurchase Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Transactions, any fact relevant to understanding the federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

31.	CONFLICTS

In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Repurchase Documents shall prevail.

32.	SET-OFF

In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller to Buyer hereunder or otherwise (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all monies and other property of Seller, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

UBS REAL ESTATE SECURITIES INC.

By:	/s/ Scott C. Liebman

Name: Scott C. Liebman Title: Managing Director

By: /s/ Jeffrey N. Lavine

Name: Jeffrey N. Lavine Title: Managing Director

Address for Notices:
—	with a copy to:
1285 Avenue of the Americas,	—
11th Floor	1285 Avenue of the Americas, 11th Floor
New York, NY 10019	New York, NY 10019
Attn: Greg Walker	Attn: Jeffrey N. Lavine
Telecopier No.: (212) 713-1153	Telecopier No.: (212) 713-4062
Telephone No.: (212) 713-8501	Telephone No.: (212) 713-9736
Email: greg.walker@ubs.com	Email: jeffrey.lavine@ubs.com
1285 Avenue of the Americas, 11th Floor
New York, NY 10019
Attn: Scott C. Liebman
Telecopier No.: (212) 713-4062
Telephone No.: (212) 713-9968
Email: scott-c.liebman@ubs.com
Cadwalader Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Attn: Michael Gambro
Telecopier No.: (212) 504-6666
Telephone No.: (212) 504-6825
Email: michael.gambro@cwt.com

SELLER:

RAIT FINANCE I, LLC

By: RAIT Partnership, L.P., its sole member

By: RAIT General, Inc., a Maryland corporation, its general partner

By: /s/ Ellen J. DiStefano

Name: Ellen J. DiStefano Title: Executive Vice President & Chief Financial Officer

Address for Notices:

1818 Market Street, 28th Floor

Philadelphia, PA 19103

Attn: Ken Frappier

Telecopier No.: (215) 861-7920

Telephone No: (215) 861-7900

Email:

Schedule 1(a)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF MORTGAGE LOANS

Seller represents and warrants to the Buyer, with respect to each Purchased Asset that is a Mortgage Loan, that except as specifically disclosed to and approved by the Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Asset and at all times while the Repurchase Documents remain in effect, or any Transaction under the Agreement remains outstanding, the representations set forth on this Schedule 1(a) shall be true and correct in all material respects. For purposes of this Schedule 1(a) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset that is a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset.

(1)	The Mortgage Loan is either a whole loan and not a participation interest in a whole loan, a senior participation interest in a whole loan, or an A note interest in a whole loan.

(2)	As of the Purchase Date, such Mortgage Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mortgage Loan.

(3)	Immediately prior to the sale, transfer and assignment to the Buyers thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, and Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan. Upon consummation of the purchase contemplated to occur in respect of such Mortgage Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to the Buyer all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest.

(4)	No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mortgage Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mortgage Loan.

(5)	All information contained in the related Underwriting Package (or as otherwise provided to the Buyer) in respect of such Mortgage Loan is accurate and complete in all material respects.

(6)	Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mortgage Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(7)	Such Mortgage Loan is presently outstanding. Except for amounts held in escrow by Seller, the proceeds thereof have been fully disbursed other than amounts required under the applicable Mortgage Loan Documents for future advances thereunder.

(8)	Seller has full right, power and authority to sell and assign such Mortgage Loan and such Mortgage Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(9)	Other than consents and approvals obtained as of the related Purchase Date, no consent or approval by any Person is required in connection with Seller’s sale and/or the Buyer’s acquisition of such Mortgage Loan, for the exercise by the Buyer of any rights or remedies in respect of such Mortgage Loan or for the Buyer’s sale, pledge or other disposition of such Mortgage Loan. Except for purchase options upon the occurrence of a default that are set forth in an Intercreditor Agreement included in this Mortgage Asset File, no third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(10)	No consent, approval, authorization or order of, or registration or filing with (other than the filing or recording of the assignment of the recorded Mortgage Loan Documents in the applicable jurisdiction), or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mortgage Loan.

(11)	Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mortgage Loan is or may become obligated.

(12)	Seller has not advanced funds other than pursuant to the Mortgage Loan Documents, or knowingly received any advance of funds from a party other than the Mortgagor relating to such Mortgage Loan, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

(13)	Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Mortgage Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Mortgage Loan to any other Person. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

(14)	As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

(15)	Reserved.

(16)	Each related assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the name of the Buyers’ designee), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

(17)	The Mortgage Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (13) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such Mortgage Loan.

(18)	UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been delivered to the title company for submission in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

(19)	All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Underlying Mortgaged Property and that prior to the Purchase Date have become delinquent in respect of the Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(20)	As of the Purchase Date, the related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the Mortgage Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

(21)	The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring Mortgagee, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Buyer as Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists that would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

(22)	As of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to the related Underlying Mortgaged Property; and all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to the related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts that would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Mortgage Loan and that are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property unless such insurance is not available at commercially reasonable rates.

The insurance policies contain a standard Mortgagee clause naming Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

(23)	(i) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(a) and (ii) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage Loan documents no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

(24)	As of the Purchase Date, such Mortgage Loan is not, and in the prior twelve (12) months (or since the date of origination if such Mortgage Loan has been originated within the past twelve (12) months), has not been, thirty (30) days or more past due (after giving effect to all grace periods available to the related Mortgagor) in respect of any scheduled payment.

(25)	Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

(26)	Reserved.

(27)	There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions that would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

(28)	Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(29)	No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

(30)	No Mortgage Loan has capitalized interest included in its principal balance unless disclosed to Buyer in writing prior to the initial Purchase Date, or provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or, except for ARD Loans, negative amortization is due thereon.

(31)	Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Mortgage Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Mortgage Loan that are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The Mortgage Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

(32)	Except as set forth in the related Mortgage Loan documents delivered to the Buyer or its designee, the terms of the related Mortgage Note(s) and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner that materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to the Buyer or its designee.

(33)	Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

(34)	Since origination, no material portion of the related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner that materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Mortgage Loans (a) that permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Mortgage Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) that permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) that permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Mortgage Loan or that were not allocated to any value in the underwriting during the origination of the Mortgage Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

(35)	There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof that (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Mortgage Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.

(36)	None of the material improvements that were included for the purposes of determining the appraised value of the related Underlying Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties that are legal non-conforming uses), to an extent that would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

(37)	The related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

(38)	[Reserved].

(39)	As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Underlying Mortgaged Property.

(40)	As of the Purchase Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

(41)	The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(42)	Each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

(43)	The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Mortgage Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

(44)	All escrow deposits and payments required pursuant to the Mortgage Loan as of the Purchase Date required to be deposited with Seller in accordance with the Mortgage Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

(45)	As of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgaged Property by the related Mortgagor. The Mortgage Loan documents require the borrower to maintain all such licenses, permits and authorizations.

(46)	The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for commercial or multifamily loan programs, as applicable.

(47)	Except for Mortgagors under Mortgage Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

(48)	The Mortgage Loan documents for such Mortgage Loan provide that such Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incurred due to fraud on the part of the Mortgagor, other intentional material misrepresentation and other customary matters. Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

(49)	Subject to the exceptions set forth in paragraph (13) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

(50)	Reserved.

(51)	If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after any securitization of such Mortgage Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. Such Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Mortgage Loan documents permit the lender to charge all of its reasonable expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from S&P, Fitch, and Moody’s that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Mortgage Loan. Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.

(52)	To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

(53)	Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

(54)	The related Underlying Mortgaged Property is not encumbered, and none of the Mortgage Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Mortgage Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Mortgage Loan).

(55)	Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

(56)	An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Mortgage Loan was originated.

(57)	The related Mortgage Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Mortgage Loan documents.

(58)	The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

(59)	Each Underlying Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

(60)	With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(A) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(B) Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(C) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(D) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(E) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no default notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(F) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

(G) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(H) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(I) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

(J) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(K) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Schedule 1(b)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF MEZZANINE LOANS

Seller represents and warrants to the Buyer, with respect to each Purchased Asset that is a Mezzanine Loan, that except as specifically disclosed to and approved by the Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Asset and at all times while the Repurchase Documents remain in effect, or any Transaction under the Agreement remains outstanding, the representations set forth on this Schedule 1(b) shall be true and correct in all material respects. For purposes of this Schedule 1(b) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset that is a Mezzanine Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset.

(1)	The Mezzanine Loan is a performing mezzanine loan secured by a pledge, directly or indirectly, of all of the Capital Stock of a Mortgagor that owns income producing commercial real estate.

(2)	As of the Purchase Date, such Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Loan.

(3)	Immediately prior to the sale, transfer and assignment to the Buyer thereof, Seller had good title to, and was the sole owner and holder of, such Mezzanine Loan, and Seller is transferring such Mezzanine Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Loan (subject to the acknowledgment set forth in Section 8.01(o)(i) of the Master Repurchase Agreement, that such Mortgage Asset is or may become subject to fees, costs and expenses associated with the services and duties of a trustee or a servicer that are customary practice to the industry, so long as such fees, costs and expenses do not constitute a Lien). Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to the Buyer all legal and beneficial interest in and to such Mezzanine Loan free and clear of any pledge, lien, encumbrance or security interest.

(4)	No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mezzanine Loan.

(5)	All information contained in the related Underwriting Package (or as otherwise provided to the Buyer) in respect of such Mezzanine Loan is accurate and complete in all material respects.

(6)	Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mezzanine Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(7)	Such Mezzanine Loan is presently outstanding. Except for amounts held in escrow by Seller, the proceeds thereof have been fully disbursed other than amounts required under the applicable Mezzanine Loan Documents for future advances thereunder.

(8)	Seller has full right, power and authority to sell and assign such Mezzanine Loan and such Mezzanine Loan or any related Mezzanine Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(9)	Other than consents and approvals obtained as of the related Purchase Date, no consent or approval by any Person is required in connection with Seller’s sale and/or the Buyer’s acquisition of such Mezzanine Loan, for the exercise by the Buyer of any rights or remedies in respect of such Mezzanine Loan or for the Buyer’s sale, pledge or other disposition of such Mezzanine Loan. Except for purchase options upon the occurrence of a default that are set forth in an Intercreditor Agreement included in the Mortgage Asset File, no third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(10)	The Mezzanine Collateral is secured by a pledge of equity ownership interests in the related borrower under the Underlying Mortgage Loan or a direct or indirect owner of the related borrower and the security interest created thereby has been fully perfected in favor of Seller as Mezzanine Lender.

(11)	The Underlying Property Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Property Owner under its organizational documents is to own, finance, sell or otherwise manage the Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the Underlying Property Owner.

(12)	The Underlying Property Owner has good and marketable title to the Underlying Mortgaged Property, no claims under the title policies insuring the Underlying Property Owner’s title to the Properties have been made, and the Underlying Property Owner has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property.

(13)	The representations and warranties made by the borrower (the “Mezzanine Borrower”) in the documentation related to the Mezzanine Loan (collectively, the “Mezzanine Loan Documents”) were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and there has been no adverse change with respect to the Mezzanine Loan, the Mezzanine Borrower, the Underlying Mortgaged Property or the Underlying Property Owner that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.

(14)	The Mezzanine Loan Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the related borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral, or (ii) any direct or indirect interest in the related borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related loan documents.

(15)	Pursuant to the terms of the Mezzanine Loan Documents: (a) except as provided in any Intercreditor Agreement contained in the Mortgage Asset File, no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Underlying Mortgaged Property may be released without the consent of the holder of the Mezzanine Loan; (b) no material leases may be entered into by the Underlying Property Owner with respect to the Underlying Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Property Owner as it relates to the Underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Property Owner incurring any additional indebtedness.

(16)	There is no (i) monetary default, breach or violation with respect to such Mezzanine Loan, the Underlying Mortgage Loan or any other obligation of the owner of the Underlying Mortgaged Property (the “Underlying Property Owner”), (ii) material non-monetary default, breach or violation with respect to such Mezzanine Loan, the Underlying Mortgage Loan or any other obligation of the Underlying Property Owner or (iii) event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(17)	No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Mezzanine Loan or with respect to any Underlying Mortgage Loan or other indebtedness in respect of the related Underlying Mortgaged Property and there is no provision in any agreement related to any such lien, interest or loan that would provide for any increase in the principal amount of any such lien, other interest or loan.

(18)	Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists that evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Buyer without the consent of or notice to the insurer.

(19)	The Mezzanine Loan, and each party involved in the origination of the Mezzanine Loan, complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(20)	Seller has delivered to the Buyer or its designee or the Bailee the original promissory note made in respect of such Mezzanine Loan, together with an original assignment thereof executed by Seller in blank.

(21)	The Seller has not received any written notice that the Mezzanine Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.

(22)	The Seller has no obligation to make additional loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower or any other person under or in connection with the Mezzanine Loan.

(23)	The servicing and collection practices used by the servicer of the Mezzanine Loan, and the origination practices of the related originator, have been in all respects legal, proper and prudent and have met customary industry standards by prudent institutional commercial mezzanine lenders and mezzanine loan servicers except to the extent that, in connection with its origination, such standards were modified as reflected in the documentation delivered to the Buyer.

(24)	If applicable, the ground lessor consented to and acknowledged that (i) the Mezzanine Loan is permitted / approved, (ii) any foreclosure of the Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to Mezzanine Lender and (iv) it would accept cure from Mezzanine Lender on behalf of the ground lessee.

(25)	To the extent Seller was granted a security interest with respect to the Mezzanine Loan, such interest (i) was given for due consideration, (ii) has attached, (iii) is perfected (or will be perfected upon the filing of the UCC financing statements that have been delivered by the Seller to the title company or UCC-9 Policy issuer for filing in the proper jurisdiction), (iv) is a first priority Lien, and (v) has been appropriately assigned to the Buyer by the Underlying Property Owner.

(26)	No consent, approval, authorization or order of, or registration or filing with (other than the filing or recording of the assignment of the recorded Mezzanine Loan Documents in the applicable jurisdiction), or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mezzanine Loan.

(27)	Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Loan is or may become obligated.

(28)	Seller has not advanced funds other than pursuant to the Mezzanine Loan documents, or knowingly received any advance of funds from a party other than the borrower relating to such Mezzanine Loan, directly or indirectly, for the payment of any amount required by such Mezzanine Loan.

(29)	All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(30)	As of the Purchase Date for the related Purchased Asset, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related Underlying Mortgage Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

(31)	As of the date of origination of the Mezzanine Loan, all insurance coverage required under the Mezzanine Loan Documents and/or any Mortgage Loan related to the Underlying Mortgaged Property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Underlying Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to each related Underlying Mortgaged Property; and, as of the Purchase Date for the related Purchased Asset, all insurance coverage required under the Mezzanine Loan Documents and/or any Underlying Mortgage Loan related to the Underlying Mortgaged Property, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to each related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts that would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and that are set forth in the Mezzanine Loan Documents and/or any Underlying Mortgage Loan related to the Underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Underlying Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Underlying Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost of the improvements located on the related Underlying Mortgaged Property unless such insurance is not available at commercially reasonable rates.

(32)	The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor (or the mezzanine loan documents require the Mezzanine Borrower to cause the Mortgagor to) maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

(33)	There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions that would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

(34)	No borrower under the Mezzanine Loan nor any Mortgagor under any Underlying Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(35)	Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

(36)	There are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof that (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Mezzanine Loan Documents or the Underlying Mortgage Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.

(37)	None of the material improvements that were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the Mezzanine Loan or any related Underlying Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties that are legal non-conforming uses), to an extent that would have a material adverse affect on the value of the Underlying Mortgaged Property or the related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

(38)	As of the Purchase Date for the related Purchased Asset, there was no pending action, suit or proceeding, or governmental investigation of which the Seller has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Loan or the Underlying Mortgage Loan.

(39)	The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Underlying Mortgage Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

(40)	Except for Mortgagors under Underlying Mortgage Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

(41)	The related Underlying Mortgaged Property is not encumbered other than pursuant to the Mortgage, and none of the Mezzanine Loan Documents or any Underlying Mortgage Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Asset without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens and other liens that arise by operation of law that become payable after such Purchase Date).

(42)	Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

(43)	An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of the Underlying Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Underlying Mortgage Loan was originated.

(44)	The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

(45)	Each Underlying Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

(46)	With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(A) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset.

(B) The foreclosure of the Mezzanine Loan Collateral shall not constitute a default under the Ground Lease, and if the Ground Lessor’s consent is required to Mezzanine Lender’s foreclosure upon the Mezzanine Loan Collateral, it has been obtained prior to the Purchase Date).

(C) The Mezzanine Loan Documents provide that Mezzanine Borrower shall not permit Underlying Mortgage Borrower to amend, modify, cancel or terminate the Ground Lease without the prior consent of Mezzanine Lender.

(D) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(E) Intentionally Omitted.

(F) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

(G) Intentionally Omitted.

(H) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(I) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Underlying Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Underlying Mortgage Loan).

(J) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(K) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

(1)EXHIBIT I

FORM OF TRANSACTION REQUEST

[Date]

UBS Real Estate Securities Inc.

1285 Avenue of the Americas

New York, New York 10019

Attention:

Confirmation No.:

Ladies/Gentlemen:

This letter is a request for you to purchase from us the Eligible Assets listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Eligible Assets between us, dated as of September 20, 2006 (the “Agreement”), as follows:

Requested Purchase Date:

Eligible Assets requested to be Purchased: See Appendix I hereto.

[Appendix I to Transaction Request Letter will list Mortgage Loans]

Aggregate Principal Amount of Eligible Assets requested to be purchased:

Purchase Price:

Pricing Rate:

Repurchase Date:

Repurchase Price:

Purchase Percentage:

Names and addresses for communications:

Buyer:

UBS Real Estate Securities Inc.

1285 Avenue of the Americas, 11th Floor

New York, NY 10019

Attention: Scott C. Liebman

Email: scott-c.liebman@ubs.com

with a copy to:

Attention: Greg Walker

Email: greg.walker@ubs.com

Seller:

RAIT Finance I, LLC

1818 Market Street, 28th Floor

Philadelphia, PA 19103

Attention: Ken Frappier

Email:

This Transaction Request constitutes certification by Seller that:

1.	No Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Transaction as a result of such Transaction.

2.	Each of the conditions precedent set forth in Section 3 with respect to the Transaction has been satisfied.

3.	Each of the representations and warranties made by Seller in or pursuant to the Agreement is true and correct in all material respects on and as of such date and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

4.	Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions except where such failure to comply would not have a Material Adverse Effect.

All capitalized terms used herein shall have the meaning assigned thereto in the Agreement.

RAIT FINANCE I, LLC

By: RAIT Partnership, L.P., its sole member

By: RAIT General, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

EXHIBIT II

SELLER ASSET SCHEDULE FIELDS

(a) Loan Name

(b) Property Name

(c) Address, City, State

(d) Borrower/Sponsor Name

(e) Collateral (1st, 2nd, mezz, etc.)

(f) Loan commitment

(g) Initial Funding

(h) Holdbacks (may include cap exp, interest, etc.)

(i) Fixed/floating

(j) Index

(k) Spread

(l) Amortization (if applicable)

(m) Hedging (if applicable)

(n) Origination Date

(o) Maturity Date

(p) Extensions

EXHIBIT III

FORM OF OPINIONS

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, NY 10019

Dear Sirs and Mesdames:

You have requested our opinion as counsel to [     ], a [     ] organized and existing under the laws of [     ] (the “Seller”) and RAIT Investment Trust, a [     ],organized and existing under the laws of [     ] (the “Guarantor”) with respect to certain matters in connection with that certain Master Repurchase Agreement governing purchases and sales of certain Mortgage Loans, dated as of the date hereof (the “Repurchase Agreement”), by and between Seller and UBS Real Estate Securities Inc. (the “Buyer”), that certain Guarantee, dated as of the date hereof (the “Guarantee”) made by Guarantor in favor of Buyer and the Custodial Agreement, dated as of the date hereof (the “Custodial Agreement”) among Seller, Buyer and [     ] as custodian. Capitalized terms not otherwise defined herein have the meanings set forth in the Repurchase Agreement.

[We] [I] have examined the following documents:

1.	the Repurchase Agreement;

2.	the Custodial Agreement;

3.	the Guarantee;

4.	the Account Agreement;

5.	unfiled copies of the financing statements listed on Schedule 1 (collectively, the “Financing Statements”) naming Seller as Debtor and Buyer as Secured Party and describing the Purchased Items (as defined in the Master Repurchase Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 attached hereto (the “Filing Collateral”), which I understand will be filed in the filing offices listed on Schedule 1 (the “Filing Offices”);

6.	the reports listed on Schedule 2 attached hereto as to UCC financing statements (collectively, the “UCC Search Report”); and

7.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

The Repurchase Agreement, the Guarantee, the Account Agreement and the Custodial Agreement are hereinafter collectively referred to as the “Governing Agreements.” To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of Seller and Guarantor contained in the Repurchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to me [us] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1. Seller is a [     ] duly organized, validly existing and in good standing under the laws of the [State of      ] and is qualified to transact business in, and is in good standing under, the laws of the [State of      ]. Guarantor is a [     ] duly organized, validly existing and in good standing under the laws of the [State of      ] and is qualified to transact business in, and is in good standing under, the laws of the [State of      ].

2. The execution, delivery and performance by each of Seller and Guarantor of the Governing Agreements to which it is a party, and the sales by Seller and the pledge of the Purchased Items under the Repurchase Agreement have been duly authorized by all necessary corporate action on the part of Seller or Guarantor, as applicable. Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to enter into, execute, deliver and perform its obligations under each of the Governing Agreements to which it is a party. Each of the Governing Agreements have been duly executed and delivered by Seller or Guarantor, as applicable, and are legal, valid and binding agreements enforceable in accordance with their respective terms against Seller or Guarantor, as applicable, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with Buyer’s purchase of the Purchased Assets and/or security interest in the Purchased Assets.

3. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of either Seller or Guarantor for the execution, delivery or performance by Seller or Guarantor of the Governing Agreements to which it is a party or for the sales by Seller under the Repurchase Agreement or the sale of the Purchased Items to Buyer and/or granting of a security interest to Buyer in the Purchased Items, pursuant to the Repurchase Agreement.

4. The execution, delivery and performance by Seller and Guarantor of, and the consummation of the transactions contemplated by the Governing Agreements to which it is a party do not and will not (a) violate any provision of Seller’s or Guarantor’s charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to Seller or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which Seller or Guarantor is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Repurchase Agreement) result in the creation or imposition of any Lien upon any Property of Seller pursuant to the terms of any such agreement or instrument.

5. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against either Seller or Guarantor which, in [our] [my] judgment, either in any one instance or in the aggregate, could be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of Seller or Guarantor or in any material impairment of the right or ability of Seller or Guarantor to carry on its business substantially as now conducted or in any material liability on the part of Seller or Guarantor or which would draw into question the validity of the Governing Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which could be reasonably likely to impair materially the ability of Seller to perform under the terms of the Governing Agreements to which it is a party or the Mortgage Loans.

6. The Repurchase Agreement is effective to create, in favor of Buyer, either a valid sale of the Purchased Items to Buyer or a valid security interest under the Uniform Commercial Code in all of the right, title and interest of Seller in, to and under the Purchased Items as collateral security for the payment of Seller’s obligations under the Repurchase Agreement, except that (a) such security interests will continue in Purchased Items after its sale, exchange or other disposition only to the extent provided in Section 9-315 of the Uniform Commercial Code, (b) the security interests in Purchased Items in which Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of Seller may be limited by Section 552 of the Bankruptcy Code.

7. When the Mortgage Notes are delivered to Custodian, endorsed in blank by a duly authorized officer of Seller, the security interest referred to in Section 6 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of Seller therein. When the Mezzanine Notes are delivered to Custodian, endorsed in blank by a duly authorized officer of Seller, the security interest referred to in Section 6 above in the Mezzanine Notes will constitute a fully perfected first priority security interest in all right, title and interest of Seller therein.

8. Assuming the Bank has (i) opened the Collection Account for the benefit of Buyer and (ii) agreed to collect items therefor, Buyer, as the customer with respect to the related Collection Account, will have a perfected security interest therein under the Uniform Commercial Code.

9. (a) Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller as “Debtor”, and describing the Purchased Items, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in Section 6 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code, or, will demonstrate a completion of the sale of the Mortgage Loans to Buyer.

(b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Purchased Items as of the dates and times specified on Schedule 2. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Purchased Items prior to the effective dates of the UCC Search Report.

10. Neither the Seller nor the Guarantor is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

EXHIBIT IV

UCC FILING JURISDICTIONS

Delaware Secretary of State

EXHIBIT V

[FORM OF ACCOUNT AGREEMENT]

September 20, 2006

RAIT FINANCE I, LLC, as Seller

1818 Market Street, 28th Floor

Philadelphia, PA 19103

Attn: Ken Frappier

The Bancorp Bank, as Bank

405 Silverside Road, Suite 105

Wilmington, Delaware 19809

Attn:

Re: Collection Account established by RAIT Finance I, LLC (the “Seller”) at The Bancorp Bank (the “Bank”) pursuant to that certain Master Repurchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), dated September [ ], 2006, between UBS Real Estate Securities Inc. (the “Buyer”) and Seller.

Ladies and Gentlemen:

Seller has entered into a Repurchase Agreement pursuant to which Buyer may from time to time purchase mortgage loans and mezzanine loans (the “Purchased Assets”) secured by, among other things, the payments made by borrowers on account of Purchased Assets sold to Buyer under the Repurchase Agreement. As a requirement of such transactions, the Servicer is required to forward all such payments daily to Buyer at the Collection Account identified below within one (1) Business Day of receipt. Capitalized terms used herein but not defined herein have the meaning given thereto in the Repurchase Agreement.

Servicer, on behalf of Seller, has established a collection account, Account No. [      ], for the account of Buyer, with the Bank, ABA# [     ] (the “Collection Account”) which the Bank maintains in the name of, and in trust for, Buyer as the Bank’s customer. Seller has granted to Buyer a security interest in all payments deposited in the Collection Account with respect to the Purchased Assets sold to Buyer under the Repurchase Agreement.

In the event the Bank receives written notice from Buyer that a default or an event of default has occurred and is continuing under the Repurchase Agreement (a “Notice of Event of Default”) from Buyer, the Bank shall in no event (a) transfer funds from the Collection Account to Servicer, Seller or any other person other than pursuant to Buyer’s direction, (b) act on the instruction of Servicer, Seller or any person other than Buyer or (c) cause or permit withdrawals from the Collection Account in any manner not approved by Buyer in writing. Until receipt of a Notice of an Event of Default, Servicer and Seller shall be permitted to withdraw funds or cause funds to be transferred from the Collection Account without Buyer’s approval.

The Bank hereby waives any right that the Bank may now or hereafter have to security interest, bank’s or other possessory liens, rights to offset or other claims against the funds in the Collection Account.

In addition, the Bank acknowledges that (a) Seller has granted to Buyer a security interest in all of Seller’s right, title and interest in and to any funds from time to time on deposit in the Collection Account with respect to the Purchased Assets sold to Buyer under the Repurchase Agreement, (b) that such funds are received by the Bank in trust for the benefit of Buyer and, except as provided below, are for application against Seller’s obligations to Buyer, and (c) that the Bank shall comply with Buyer’s instructions regarding the disposition of funds in the Collection Account in accordance with Buyer’s instructions, without the consent of Servicer or Seller until the Bank receives notice from Buyer that it has released its lien on the Collection Account and all funds deposited therein.

All bank statements in respect to the Collection Account shall be sent to Buyer at:

UBS Real Estate Securities Inc.

1285 Avenue of the Americas, 11th Floor

New York, NY 10019

Attention: Greg Walker

Email: Greg.Walker@ubs.com

with copies to Seller at:

RAIT FINANCE I, LLC

1818 Market Street, 28th Floor

Philadelphia, PA 19103

Attention: Ken Frappier

Email:kfrappier@raitinvestmenttrust.com

Funds deposited in the Collection Account during any Eurodollar Period shall be held therein until the next Payment Date. On or before 3:00 p.m. (New York time) on the Payment Calculation Date, Servicer shall deliver to Buyer and the Bank a Distribution Worksheet. Subject to the terms of the Account Agreement, Seller shall withdraw any funds on deposit in the Collection Account and distribute such funds as follows:

(1) first, to Buyer in payment of any accrued and unpaid Price Differential to the extent not previously paid by Seller to Buyer;

(2) second, without limiting the rights of Buyer under Section 4 of this Agreement, to Buyer, in the amount of any unpaid Margin Deficit;

(3) third, to the payment of any amounts (other than breakage costs) then due and payable to an Affiliated Hedge Counterparty under any Interest Rate Protection Agreement related to such Purchased Asset;

(4) fourth, to Buyer in reduction of the Purchase Price of each Purchased Asset, the full amount of any payments of principal or other invested amount received on or with respect to such Purchased Asset;

(5) fifth, to the payment of all other accrued and unpaid costs and fees payable to Buyer pursuant to this Agreement; and

(6) sixth, any remainder shall be paid to Seller.

This account agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of law principles and the parties hereto agree that for the purposes hereof New York shall be the Bank’s jurisdiction for purposes of Article 9 of the UCC.

Kindly acknowledge your agreement with the terms of this agreement by signing the enclosed copy of this letter and returning it to the undersigned.

Very truly yours,

UBS REAL ESTATE SECURITIES INC.

By:

Name:

Title:

Agreed and acknowledged:

RAIT FINANCE I, LLC, as Seller

By: RAIT Partnership, L.P., its sole member

By: RAIT General, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

RAIT PARTNERSHIP, L.P., as Servicer

By: RAIT General, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

Agreed and acknowledged:

THE BANCORP BANK, as Bank

By:

Name:

Title:

EXHIBIT VI

DISTRIBUTION WORKSHEET

EXHIBIT VII

[FORM OF SERVICER NOTICE]

September 20, 2006

[SERVICER], as Servicer

[ADDRESS]

Attention:

Re: Master Repurchase Agreement, dated as of September 20, 2006 (the “Agreement”), by and between RAIT FINANCE I, LLC (the “Seller”) and [Buyer] (the “Buyer”).

Ladies and Gentlemen:

[SERVICER] (the “Servicer”) is servicing certain mortgage loans and mezzanine loans for Seller pursuant to certain [name servicing agreements] (the “Servicing Agreement”) between Servicer and Seller. Pursuant to the Agreement between Buyer and Seller, Servicer is hereby notified that Seller has sold to Buyer certain mortgage loans which are serviced by Servicer. Terms used herein but not defined herein shall have the meaning given thereto in the Agreement.

Servicer covenants to service the Purchased Assets in accordance with Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an event of default under the Agreement, (ii) the date on which the Agreement terminates or (iii) the transfer of servicing approved by Buyer.

Servicer agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Purchased Assets (the “Servicing Records”). Servicer covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer’s request.

After the Purchase Date, until the repurchase of any Purchased Asset, Servicer shall have the right to modify or alter the terms of such Mortgage Loan in accordance with Accepted Servicing Practices.

Servicer shall permit Buyer, upon 1 Business Day’s notice, during normal business hours, to inspect Servicer’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that Servicer or its Affiliate, as the case may be, has the ability to service the Purchased Assets as provided herein.

Upon receipt of a written notice (a “Default Notice”) from Buyer in which Buyer shall (a) represent that a default or an event of default has occurred with respect to Seller’s obligations to Buyer and (b) identify the mortgage loans and mezzanine loans (the “Purchased Assets”) which are then owned by Buyer under the Agreement, Servicer shall segregate all amounts collected on account of such Purchased Assets, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections to the Collection Account within 1 Business Day of receipt. Following receipt of such Default Notice, Servicer shall follow the instructions of Buyer with respect to the Purchased Assets, and shall deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer.

Upon a receipt of a Default Notice, Buyer shall have the right to terminate the Servicer as servicer of the Purchased Assets and transfer servicing to its designee, at no cost or expense to Buyer, and Seller shall pay any and all fees required to terminate the Servicer and to effectuate the transfer of servicing to the designee of Buyer.

Notwithstanding any contrary information which may be delivered to Servicer by Seller, Servicer may conclusively rely on any information or Default Notice delivered by Buyer, and Seller shall indemnify and hold Servicer harmless for any and all claims asserted against it for any actions taken in good faith by Servicer in connection with the delivery of such information or Default Notice.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: 1285 Avenue of the Americas, 11th Floor, New York 10019, Attention: Greg Walker.

Very truly yours,

RAIT FINANCE I, LLC

By: RAIT Partnership, L.P., its sole member

By: RAIT General, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

as Servicer

By:

Title:

Telephone:

Facsimile:

EXHIBIT VIII

FORM OF SECTION 7 CERTIFICATE

Reference is hereby made to the Repurchase Agreement dated as of      (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [•] (the “Seller”) and UBS Real Estate Securities Inc. (the “Buyer”). Pursuant to the provisions of Section 7 of the Agreement, the undersigned hereby certifies that:

(q)	It is a natural individual person, treated as a corporation for U.S. federal income tax purposes, disregarded for federal income tax purposes (in which case a copy of this Section 7 Certificate is attached in respect of its sole beneficial owner), or treated as a partnership for U.S. federal income tax purposes (one must be checked).

(r)	It is the beneficial owner of amounts received pursuant to the Agreement.

(s)	It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

(t)	It is not a 10-percent shareholder of the Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

(u)	It is not a controlled foreign corporation that is related to the Seller within the meaning of section 881(c)(3)(C) of the Code.

(v)	Amounts paid to it under the Repurchase Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:

Date: _______________, ______EXHIBIT IX

FORM OF ESCROW AGREEMENT

[Date]

VIA FAX

UBS Real Estate Securities Inc.

1285 Avenue of the Americas, 11th Floor

New York, NY 10019

Attention:

Re: Re: Acquisition of [Describe Asset] (the “Asset”) by [Name of Seller] (the “Seller”)

Ladies and Gentlemen:

This letter shall constitute the instructions to be followed by [SETTLEMENT AGENT] (the “Settlement Agent”) in connection with the Seller’s acquisition of the Asset, which shall be financed pursuant to the terms of that certain Master Repurchase Agreement, dated as of September [     ], 2006 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and among the Seller and UBS Real Estate Securities Inc. (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.

By its execution of this agreement, the Settlement Agent agrees to act as exclusive agent and bailee for the Buyer with respect to the transaction described herein.

Upon notification that the Settlement Agent has received the Table Funded Purchased Asset Documents (defined in Paragraph 3 below), the Buyer will wire or cause to be wired on [Purchase Date] (the “Purchase Date”) an amount equal to $[     ] (the “Proceeds”), which Proceeds shall be disbursed by the Settlement Agent as set forth on the settlement statement attached as Exhibit A hereto (the “Disbursement Instructions”), to the account of the Settlement Agent (the “Escrow Account”) in accordance with the following instructions:

Bank:

ABA No.:

Account No.:

Reference:

Before the Proceeds may be disbursed by the Settlement Agent, the Settlement Agent shall be unconditionally obligated and prepared to comply with all requirements of this letter and shall have received each of the following Asset Loan Documents (collectively, the “Table Funded Purchased Asset Documents”):

[List documents to be collected by Settlement Agent]

Upon receipt by the Settlement Agent of the Table Funded Purchased Asset Documents and the Proceeds, the Settlement Agent shall do each of the following in the order specified:

Disburse the Proceeds in accordance with the Disbursement Instructions.

Deliver the Table Funded Purchased Asset Documents via overnight mail to the Custodian at the following address:

[Custodian name, address]

Notify the Buyer that all of the foregoing actions have been completed.

All costs and expenses incurred in carrying out these instructions shall be borne by the Seller, and the Settlement Agent shall not look to any other party for reimbursement of, or liability for, such costs and expenses.

The Settlement Agent hereby agrees (i) that the Settlement Agent has obtained whatever assurances it deems necessary from the appropriate parties to firmly bind itself to fully and completely carry out the instructions set forth herein and (ii) that the Buyer and the Buyers are entitled to rely on the terms and provisions of this agreement in wiring the Proceeds and shall be intended third party beneficiaries hereof.

If for any reason the Proceeds are funded by the Buyer to the Settlement Agent and the funds have not been disbursed by the Settlement Agent as specified herein on or before 5:00 P.M. (New York City time) on the Purchase Date, the Settlement Agent shall contact the Buyer immediately for further instructions. In the event that the Settlement Agent is advised to return the Proceeds to the Buyer, the Settlement Agent agrees to do so on demand in accordance with the instructions provided by the Buyer, without regard to any contrary instructions from the Seller. If the Seller’s acquisition of the Asset is delayed, the Settlement Agent will return the Table Funded Purchased Asset Documents to the Seller unless otherwise instructed by the Buyer.

If the Seller’s acquisition of the Asset is delayed, it is understood by the Seller that interest shall accrue on the principal amount wired to the Escrow Account, at the rate which would have applied under the Master Repurchase Agreement if the acquisition had been completed, from the time such amount is received in the Escrow Account until it is returned to the Buyer, and the Seller shall be liable for all such accrued interest.

[SIGNATURES FOLLOW]

[SETTLEMENT AGENT]

By:

Name:

Title:

Address for Notices:	with a copy to:
[Address]	[Address] Attn:
Attn:	Telecopier No.:
Telecopier No.:	Telephone No.:
Telephone No.:	Email:
Email:

ACCEPTED AND AGREED TO:

[SELLER]

By:

Name:

Title:

Address for Notices:	with a copy to:
—	1818 Market Street, 28th Floor
1818 Market Street, 28th Floor	Philadelphia, PA 19103
Philadelphia, PA 19103	Attn:
Attn: Ken Frappier	Telecopier No.:
Telecopier No.: (215) 861-7920	Telephone No.:
Telephone No.: (215) 861-7900	Email:
Email:

UBS REAL ESTATE SECURITIES INC.

By:

Name:

Title:

Address for Notices:
with a copy to:
1285 Avenue of the Americas, 11th Floor New York, NY 10019 Attn: Greg Walker Telecopier No.: (212) 713-1153 Telephone No.: (212) 713-8501 Email: greg.walker@ubs.com	1285 Avenue of the Americas, 11th Floor New York, NY 10019 Attn:[ ] Telecopier No.: [ ] Telephone No.: [ ] Email: [ ]

Exhibit A

SETTLEMENT STATEMENT